                                                                   EXHIBIT 10.01



                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                                     AMONG

                             AFC ENTERPRISES, INC.,

                            SEATTLE COFFEE COMPANY,

                      ALL OF THE PRINCIPAL SHAREHOLDERS OF



                            SEATTLE COFFEE COMPANY,

                                      AND

                             AFC ACQUISITION CORP.







                          DATED AS OF JANUARY 23, 1998

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


  THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of the 23rd day of JanuaryJanuary, 1998, by and among SEATTLE COFFEE COMPANY, a Washington corporation ("SCC"); LARRY MCDONALD, KAREN MCDONALD, THE LAWRENCE MCDONALD CHARITABLE REMAINDER UNITRUST, THE KAREN F. MCDONALD CHARITABLE REMAINDER UNITRUST, MICHELE MCCARTHY REVOCABLE TRUST, PATRICK MCDONALD LIVING TRUST, GAI FAMILY TRUST B, GAI FAMILY TRUST C, JAMES V. STEWART, PINCO PALLINO, INC., UMBERTO BIZZARRI and FREDERICK O. PAULSELL, JR. (hereinafter, sometimes referred to, individually, as a "Principal Shareholder" and, collectively, as the "Principal Shareholders"); AFC ENTERPRISES, INC., a Minnesota corporation ("AFC"), and AFC ACQUISITION CORP., a Georgia Corporation ("MergerCo").


                                    RECITALS


  A. SCC is engaged, either directly or through its wholly-owned subsidiaries, Seattle's Best Coffee, Inc., a Washington corporation ("Best") and Torrefazione Italia, Inc., a Washington corporation ("Italia") (hereinafter, Best and Italia are sometimes collectively referred to as the "Subsidiaries"), in the United States, London and Canada in the businesses of (i) operating a coffee roasting facility (the "Roasting Business"); (ii) developing and operating systems (the "Systems") for the operation of Cafes (the "Cafes") specializing in gourmet coffees and related items; opening and operating Cafes; and franchising to others ("Franchisees") the right to open and operate Cafes (the "Retail Business"); (iii) operating a mail order catalogue business (the "Mail Order Business"); and (iv) operating a wholesale distribution business specializing in the sale and distribution of gourmet coffees and related items (the "Wholesale Business")(hereinafter the Roasting Business, the Retail Business, the Mail Order Business and the Wholesale Business are sometimes referred to, individually, as a "Business" and, collectively, as the "Businesses").

  B. AFC owns all of the issued and outstanding capital stock of MergerCo; and the Principal Shareholders own more than sixty-seven percent (67%) of the issued and outstanding capital stock of SCC.

  C. The parties hereto desire to effect a merger of MergerCo into SCC (the "Merger") pursuant to which (i) AFC will acquire all of the issued and outstanding shares of capital stock of SCC (on a fully diluted and as converted basis); and (ii) the shareholders of SCC will acquire cash, stock and rights to acquire stock of AFC, all on the terms and conditions set forth in this Agreement. If certain criteria are met, the Merger is intended to comply with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code.


                                   AGREEMENT


  The parties to this Agreement hereby acknowledge the accuracy of the foregoing recitals, and in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

  1.   MERGER.
       ------


  a.   The Merger.
       ----------


       (1)  Surviving Corporation.  Upon the terms and subject to the conditions
            ---------------------
            hereof, at the Effective Time (as defined in Paragraph 1.a(2) below), MergerCo shall be merged with and into SCC and the separate existence of MergerCo shall thereupon cease, and SCC shall continue as the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") under the laws of the State of Washington under the name set forth in the Certificate of Incorporation of the Surviving Corporation.

       (2)  Effective Time of the Merger.  As soon as practicable on the Closing
            ----------------------------
            Date (as hereinafter defined), AFC and the Principal Shareholders shall cause a Certificate of Merger to be filed with the office of the Secretary of State of the State of Washington (the "Washington Certificate of Merger") in accordance with the provisions of the Washington Business Corporations Act (the "Washington Merger Law"), and shall cause a Certificate of Merger to be filed with the office of the Secretary of State of Georgia (the "Georgia Certificate of Merger") in accordance with the provisions of the Georgia Business Corporation Code, as amended. When used in this Merger Agreement, the term "Effective Time" shall mean the time at which the Washington Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington and the Georgia Certificate of Merger is accepted for filing with the Secretary of State of Georgia or such other time as shall be agreed to by SCC and MergerCo and specified in each of the Certificates of Merger.

       (3)  Effect of the Merger.  The Merger shall, from and after the
            --------------------
            Effective Time, have all the effects provided by the Washington Merger Law.

       (4)  Certificate of Incorporation.  The Certificate of Incorporation of
            ----------------------------
            SCC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

       (5)  Bylaws.  The Bylaws of SCC as in effect immediately prior to the
            ------
            Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

       (6)  Board of Directors.  The current directors and officers of SCC
            ------------------
            immediately prior to the Effective Time shall resign, as of the Effective Time and new directors and officers of the Surviving Corporation shall be elected by AFC, to serve for the period commencing as of the Effective Time and continuing until the earlier of their respective resignations or removals or the times that their respective successors are duly elected or appointed and qualified.


  b.   Status and Conversion of Securities.  At the Effective Time, by virtue of
       -----------------------------------
       the Merger and without any action on the part of the holders thereof:

       (1) Each share of capital stock of SCC (each an "SCC Share" and, collectively, the "SCC Shares"), which is being held by SCC as treasury shares shall be canceled and retired without any payment therefor.

       (2) All of the SCC Shares and any and all warrants, options and other rights to acquire SCC Shares (the "SCC Acquisition Rights") outstanding immediately prior to the Effective Time shall be converted, in the aggregate, into the right to receive cash, shares of common stock of AFC (the "AFC Shares") and warrants, options and other rights to acquire AFC Shares (the "AFC Acquisition Rights") as set forth below. The total consideration payable to the holders of SCC Shares (the "SCC Shareholders") for their SCC Shares and to the holders of SCC Acquisition Rights for such SCC Acquisition Rights, subject to adjustment as hereinafter provided, shall equal (i) Sixty Six Million Six Hundred Fifty-One Thousand One Hundred Sixty ThreeDollars ($66,651,163) less (ii) the amount of any Debt (as
                                       ----
            defined in Paragraph 6.mm.) of SCC or the Subsidiaries which remains unpaid as of the Closing Date less (iii) any investment
                                                  ----
            banking, legal or accounting fees incurred by SCC or the SCC Shareholders in connection with the transactions contemplated herein which are in excess of the amounts required to be paid by SCC as set forth in Paragraph 4.e. below; and less (iv) any other fees and
                                               ----
            expenses or other transaction costs required to be paid by the SCC Shareholders as provided in Paragraph 18 below or by or any other provision of this Agreement or any other agreement referred to herein the payment of which has not been made or provided for by the SCC Shareholders as of the Closing (the result being referred to as the "Base Purchase Price"); less (v) any amounts paid by SCC to reduce the principal of any Debt prior to Closing, as described in
            Section 8.aplus (vi) the Contingent Payment, if applicable, described in Paragraph 1.f(2) below (the Base Purchase Price plus the Contingent Payment are hereinafter referred to as the "Purchase Price"). The Base Purchase Price less the Holdback Funds (as defined in Paragraph 1.f(1) below) are hereinafter sometimes referred to as the "Net Closing Payment". The Purchase Price shall be payable as follows:


          (1) The Net Closing Payment shall be paid as follows:


               (a) the holders of SCC Acquisition Rights (the "SCC Acquisition Rights Holders") representing, on the date hereof, no less than eighty percent (80%) of the SCC Shares subject thereto shall convert such SCC Acquisition Rights into AFC Acquisition Rights as set forth herein. The SCC Acquisition Rights consist of either options to acquire SCC Shares (the "SCC Options") or warrants to acquire SCC Shares (the "SCC Warrants"), a full and complete list of which is set forth in Schedule 6.f. hereof. At
                                                      -------------
               closing, AFC shall convert SCC Options and SCC Warrants representing no less than eighty percent (80%) of the SCC Shares subject thereto, as of the date hereof, to an option to acquire AFC Shares (the "AFC Option") or a warrant to acquire AFC Shares (the "AFC Warrant") equal in value, as of the Effective Time, to the value of the SCC Option or SCC Warrant, as of the Effective Time (the

               "Acquisition Rights Portion of the Purchase Price").
               The AFC Options and AFC Warrants shall be exercisable upon substantially the same terms and conditions as the SCC Options and the SCC Warrants exchanged therefor and such other terms and conditions as shall be reasonably required by AFC, including without limitation an agreement to execute a shareholders agreement in substantially the form of that contemplated by Paragraph 4 hereof upon acquisition of any AFC Shares. For purposes of determining the number of AFC Shares subject to each AFC Option and AFC Warrant, the value of the AFC Shares (the "AFC Per Share Value") shall be determined in accordance with the terms of Paragraph 1.b(4). The value of each SCC Option and each SCC Warrant to be exchanged hereunder shall be determined by (i) multiplying the SCC Option Per Share Value (hereinafter defined) times the number of SCC Shares subject to such SCC Option, and
               (ii) multiplying the SCC Warrant Per Share Value (hereinafter defined) times the number of SCC Shares subject to such SCC Warrant. The total value of the SCC Options (the "SCC Options Value") and the SCC Warrants (the "SCC Warrants Value") shall be the aggregate value of all the SCC Options and the aggregate value of all the SCC Warrants. The SCC Option Per Share Value shall be the Net Closing Payment, divided by the sum of (i) the number of SCC Shares issued and outstanding and owned by the SCC Shareholders immediately prior to the Effective Time, plus (ii) the number of SCC Shares subject to the SCC Options and SCC Warrants granted and outstanding immediately prior to the Effective Time (i.e. all SCC Shares on a fully diluted basis), less the total exercise price of the SCC Option. The SCC Warrant Per Share Value shall be the Net Closing Payment divided by the sum of (i) the number of SCC Shares issued and outstanding and owned by the SCC Shareholders immediately prior to the Effective Time, plus (ii) the number of SCC Shares subject to the SCC Options and SCC Warrants granted and outstanding immediately prior to the Effective Time (i.e. all SCC Shares on a fully diluted basis), less the total exercise price of the SCC Warrant. The SCC Per Share Value shall be the Net Closing Payment less the sum of (i) the SCC Options Value; plus (ii) the SCC Warrants Value, divided by the number of SCC Shares issued and outstanding owned by the SCC Shareholders immediately prior to the Effective Time. The number of AFC Shares to be subject to each AFC Option and AFC Warrant issued pursuant hereto shall be determined by dividing the total value of each SCC Option and SCC Warrant being exchanged by the AFC Per Share Value. AFC shall have the right to pay, in cash, to the SCC Acquisition Rights Holder, the value of any fractional AFC Share resulting from the exchange described herein. In the event that the SCC Acquisition Rights Holders cannot determine among themselves which SCC Acquisition Rights will be converted to AFC Acquisition Rights for purposes of the eighty percent (80%) requirement hereunder, then and in such event, eighty percent (80%) of each SCC Option and SCC Warrant shall be converted to an AFC Option and AFC Warrant as provided herein. In the event that it is determined, in the reasonable opinion of counsel to SCC, that the SCC Warrants cannot be converted into AFC Warrants as contemplated herein on a tax-free basis to the SCC Warrantholders, then the requirements of this subparagraph shall not apply to the SCC Warrants and the SCC Warrantholders may elect to receive cash or AFC Shares equal to the value of their SCC Warrants in the same manner as the SCC Shareholders.


               (b) AFC shall issue to each SCC Shareholder electing to convert all or a portion of his SCC Shares into AFC Shares, that number of AFC Shares (valued at the AFC Per Share Value) determined by dividing the value of the SCC Shares (the SCC Per Share Value times the number of SCC Shares to be exchanged owned by such SCC Shareholder) to be exchanged for AFC Shares, by the AFC Per Share Value (the resulting number of AFC Shares being hereinafter referred to as the "AFC Stock Portion of the Purchase Price"). Each SCC Shareholder shall indicate the number of SCC Shares to be exchanged for AFC Shares in a written election form completed by the SCC Shareholder and provided to SCC, AFC and the Funding Agent (as hereinafter defined) not less than five (5) days prior to Closing; provided that AFC shall have the right to pay, in cash, to the holders of SCC Shares, the value of any fractional AFC Share resulting from the exchange described herein.

               (c) To the extent that all of the SCC Shareholders and SCC Acquisition Rights Holders have not elected to exchange such SCC Shares and SCC Acquisition Rights for AFC Shares and AFC Acquisition Rights as provided herein, the remaining balance of the Net Closing Payment, if any, shall be paid to the SCC Shareholders and SCC Acquisition Rights Holders in cash (the "Cash Portion of the Purchase Price") based upon the value of the SCC Shares and SCC Acquisition Rights surrendered to the Funding Agent as more particularly described in Paragraph 1.c. below;


          (2) The Holdback Funds shall be paid to the SCC Shareholders and the SCC Acquisition Rights Holders in the same ratio of cash, AFC Shares and AFC Acquisition Rights as the Net Closing Payment payable to the SCC Shareholders and SCC Acquisition Rights Holders pursuant to subparagraphs (a), (b) and (c) above and as reflected on Schedule 1.c.
                                                                   -------------
          (the "Net Closing Payment Ratio").

          (3) The Contingent Payment, if any, shall be paid, as provided in Paragraph 1.(f)(2) below, to the SCC Shareholders and the SCC Acquisition Rights Holders in the ratio of cash, AFC Shares and AFC Acquisition Rights equal to the Net Closing Payment Ratio.

          (4) The amounts withheld pursuant to subparagraphs b.2(iii) and b.2(iv) above, if any, shall be paid by SCC or AFC at Closing in satisfaction of the obligations referred to in such subparagraphs.

            The funding of the amounts payable hereunder shall be effected as provided in Paragraph 1.c. below.


       (3) Each share of common stock of MergerCo outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

       (4) For purposes hereof, if on the Closing Date, AFC's stock is traded on a national securities exchange, or in the NASDAQ National Market System or over-the-counter market, the value of each AFC Share as of the Effective Time shall be the average closing bid price for the five (5) trading days immediately preceding the Closing Date; otherwise, the value of each AFC Share as of the Effective Time shall be determined, in good faith, by the accountant then regularly servicing AFC (the "AFC Accountant") as follows:


            (a) Multiply AFC's EBITDA (as determined by the AFC Accountant in accordance with the definition hereinafter set forth) for the fiscal year ending December 28, 1997 times nine (9);


            (b) Subtract from such product the total amount of AFC's long-term debt and capital leases as of the Closing Date;

            (c) Add to the difference the amount of AFC's cash and cash equivalents as of the Closing Date;

            (d) Divide the total by the number of AFC Shares outstanding as of the Closing Date and all AFC Shares issuable pursuant to warrants, options and other acquisition rights (i.e. AFC Shares on a fully diluted basis) immediately prior to the Effective Date; and

            (e)   The quotient shall be the value per AFC Share.


            For purposes of this subparagraph, the term "AFC's EBITDA" shall mean AFC's income from operations exclusive of interest expense and taxes increased by depreciation and amortization and adjusted for non-cash items related to gains/losses on asset dispositions and writedowns, compensation expense related to stock option activity (deferred compensation), any executive compensation awards payable in stock of AFC and non-cash officer notes receivable related to executive compensation awards. All determinations by the AFC Accountant pursuant to this Paragraph 1.b (4) shall be binding on all parties, unless such determination was not made in good faith, in which event the dispute resolution procedure contained in Paragraph 1.f(2)(d) shall apply.


  c.   Transaction Funding.  At the Closing, AFC shall, either through a loan to
       -------------------
       the Surviving Corporation or MergerCo or a contribution to MergerCo's capital, deposit with a national banking institution to be mutually agreed upon by the Principal Shareholders and AFC, as funding agent (the "Funding Agent"): (i) immediately available funds in an amount equal to the Cash Portion of the Purchase Price; (ii)

       AFC Shares having a value equal to the AFC Stock Portion of the Purchase Price; and (iii) AFC Acquisition Rights having a value equal to the Acquisition Rights Portion of the Purchase Price. Funding Agent shall hold and disburse the Cash Portion of the Purchase Price, the AFC Share Portion of the Purchase Price and the Acquisition Rights Portion of the Purchase Price to the SCC Shareholders and SCC Acquisition Rights holders pursuant to Schedule 1.c. which shall be delivered on or before the
                   -------------
       Closing Date and attached to the Disclosure Statement (as hereinafter defined) to reflect the election of the SCC Shareholders and SCC Acquisition Rights holders described in Paragraph 1.b(2) above. All fees and expenses of the Funding Agent shall be paid from the Cash Portion of the Purchase Price.

  d.   Exchange of Certificates; Termination of Options and Warrants.
       -------------------------------------------------------------


       (1) Upon surrender to the Funding Agent of all stock certificates (the "Certificates") evidencing his, her or its SCC Shares (and upon delivery of an executed Shareholders Agreement), each SCC Shareholder shall be entitled to receive, without interest, that portion of the Cash Portion of the Purchase Price and that portion of the AFC Stock Portion of the Purchase Price set forth opposite such SCC Shareholder's name on Schedule 1.c. attached to the
                                           ---------------
            Disclosure Statement (as hereinafter defined). Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the consideration described in Schedule 1.c. In
                                                            ---------------
            case any payment pursuant to this Paragraph 1.d(1) is made to a holder other than a registered owner of a surrendered Certificate, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed in proper form for transfer and that all applicable transfer and other taxes have been paid. As soon as practical after execution of this Agreement, SCC shall mail to each SCC Shareholder of record (other than to SCC Shareholders as to whom surrender and payment arrangements previously have been made) a form letter of transmittal, a copy of this Agreement and instructions for use in surrendering Certificates and other documents and receiving payment for each SCC Share.

       (2) Upon execution and delivery to the Funding Agent of termination agreements in form and substance acceptable to AFC (the "SCC Acquisition Rights Termination Agreements") pursuant to which the SCC Acquisition Rights Holders either (i) cancel all of their SCC Acquisition Rights or (ii) exchange their SCC Acquisition Rights for that portion of the Cash Portion of the Purchase Price, if any, that portion of the AFC Stock Portion of the Purchase Price, if any, and that portion of the Acquisition Rights Portion of the Purchase Price, if any, set forth opposite their respective names on Schedule
                                                                        --------
            1.c.  attached to the Disclosure Statement (as hereinafter defined).
            ------


       (3) All stock certificates evidencing the AFC Shares issued pursuant hereto shall bear all legends required by applicable state and federal securities laws and by the Shareholders Agreement (as defined in Paragraph 4 hereof).


  e.   Dissenting Shares.  Notwithstanding anything herein to the contrary, SCC
       -----------------
       Shares outstanding immediately prior to the Effective Time and held by an SCC

       Shareholder (a "Dissenting Shareholder") who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Washington Merger Law, if the Washington Merger Law provides for appraisal rights for such shares as a result of the Merger (the "Dissenting Shares"), shall not be converted into a right to receive any portion of the Purchase Price. Notwithstanding the foregoing, if, after the Effective Time, the Dissenting Shareholder fails to perfect his, her or its right of appraisal or withdraws or loses his, her or its right of appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the consideration, if any, to which the Dissenting SCC Shareholder is entitled as provided in Schedule
                                                                       --------
       1.c. attached to the Disclosure Statement (the "Dissenting Shareholder
       ----
       Consideration") without interest or dividends thereon. In the event the Dissenting Shareholder perfects and prosecutes his, her or its appraisal rights, then the Dissenting Shareholder Consideration shall be retained by the Funding Agent until the amount payable to the Dissenting Shareholder for the Dissenting Shares is finally determined. If the Dissenting Shareholder Consideration so retained exceeds the actual consideration determined to be payable to the Dissenting Shareholder, then such consideration shall be paid from the Dissenting Shareholder Consideration held by the Funding Agent and the balance shall be paid to the non-dissenting shareholders. In the event the Dissenting Shareholder Consideration so retained is insufficient to pay the actual consideration determined to be payable to the Dissenting Shareholder, then all of the Dissenting Shareholder Consideration shall be paid by the Funding Agent to the Dissenting Shareholder and the balance (the "Deficiency") shall be paid by the non-dissenting shareholders (including the Principal Shareholders), who shall be jointly and severally liable for such excess. The Principal Shareholders shall be responsible for the collection of any such Deficiency and if the entire amount is not collected within five (5) days of the determination of the amount due, the Principal Shareholders shall pay the remaining Deficiency to the Funding Agent. SCC will give AFC prompt notice of any demands received by SCC for appraisal of SCC Shares, and prior to the Effective Time, AFC shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, SCC shall not, except with the prior written consent of AFC, make any payment with respect to, or settle or offer to settle any such demands.


  f.   Deferred Payment; Contingent Payment; Adjustment of  Purchase Price.
       -------------------------------------------------------------------


       (1)  Deferred Payment.  At the expiration of the twelve (12) consecutive
            ----------------
            month period following the Closing Date (the "Holdback Period"), the Surviving Corporation or AFC (through a loan or capital contribution to the Surviving Corporation), shall pay to, and deposit with, the Funding Agent, in proportion to the Net Closing Payment Ratio, cash, AFC Shares or AFC Acquisition Rights, with an aggregate value equal to Three Million Five Hundred Ninety Thousand Dollars ($3,590,000) plus interest on such amount payable, in one (1) installment at the end of the Holdback Period, at the rate of 5.7% per annum compounded monthly from the Effective Date through the last day of the Holdback Period (the aggregate of such amounts being hereinafter referred to as the "Holdback Funds"). The Holdback Funds will be retained by the Funding Agent in escrow for a period of two

            (2) years following the Holdback Period (the "Escrow Period") to secure the continuing obligations of the Principal Shareholders for indemnification as described in Paragraph 12 below. The Principal Shareholders, AFC and the Funding Agent shall, prior to Closing, enter into an Escrow Agreement setting forth the terms and conditions of such escrow and providing, inter alia, for the payment
                                                     ----------
            of all interest on the escrowed funds, pro rata, to the SCC
                                                   --------
            Shareholders and SCC Acquisition Rights Holders during the term thereof based upon their relative shares of the cash portion of the Holdback Funds as set forth on Schedule 1.c..
                                           ------------


       (2)  Contingent Payment.
            ------------------


            (a)   Amount.  In addition to the Holdback Funds and at the end of
                  ------
                  the Holdback Period, the Surviving Corporation or AFC (through a loan or contribution to the Surviving Corporation) shall, pay to the Funding Agent, in proportion to the Net Closing Payment Ratio, cash, AFC Shares and AFC Acquisition Rights with an aggregate value of Three Million Eight Hundred Thousand Dollars ($3,800,000) (the "Contingent Payment") to be distributed among the SCC Shareholders and the SCC Acquisition Rights Holders, as set forth on Schedule 1.c., if, but only
                                                  -------------
                  if, SCC's EBITDA (as hereinafter defined) for SCC's thirteen
                  (13), four (4) week periods commencing October 1, 1997 and ending September 30, 1998 (the "Determination Year"), equals or exceeds the sum of Nine Million Eight Hundred Fifty Four Thousand Dollars ($9,854,000) (the "Target EBITDA"); provided, however, that if SCC's EBITDA as computed hereunder is less than the Target EBITDA but at least Eight Million Eight Hundred Sixty-eight Thousand Six Hundred Dollars ($8,868,600) (the "Minimum EBITDA"), the Contingent Payment hereunder shall be One Million Nine Hundred Thousand Dollars ($1,900,000). If SCC's EBITDA as computed hereunder is less than the Minimum EBITDA, no payment shall be due hereunder.


            (b)   Determination of EBITDA.   As used herein "EBITDA" shall mean
                  -----------------------
                  the earnings of SCC and the Subsidiaries on a consolidated basis before deductions or offset for interest expense, taxes, depreciation and amortization, as determined by the accountant regularly servicing SCC at the end of the Determination Year (the "SCC Accountant") in accordance with generally accepted accounting principals ("GAAP") consistently applied with respect to prior periods. Such determination shall be exclusive of Extraordinary Business Expenses incurred by SCC, including, but not limited to, any amounts paid by SCC (i) under Section 4.e, and (ii) in satisfaction of all or part of the WC Line of Credit after Closing, and shall be adjusted for non-cash items related to gains/losses on asset dispositions and writedowns, compensation expense related to stock option activity (deferred compensation), any executive compensation awards payable in stock of SCC or, after Closing,

                  AFC and non-cash officer notes receivable related to executive compensation awards. The term "Extraordinary Business Expenses" shall mean any expense or liability incurred by SCC as a result of this transaction or as a result of material variances in the 1998 Business Plan (attached hereto as
                  Schedule 1.f(2)) incurred at AFC's request or direction. AFC
                  ----------------
                  shall cause the SCC Accountant to prepare and deliver to AFC and the SCC Shareholder Representative, on or before the last day of the Holdback Period, a statement of SCC's EBITDA for the Determination Year, together with the work papers reflecting the computation thereof (collectively the "EBITDA Statement"). If the actual EBITDA for the Determination Year equals or exceeds the Minimum EBITDA, then AFC shall, on or before the last day of the Holdback Period, pay the applicable Contingent Payment (i.e. $1,900,000 if the Minimum EBITDA is achieved or $3,800,000 if the Target EBITDA is achieved, as the case may be) to the Funding Agent to be disbursed in accordance with Schedule 1.c.
                                  -------------

            (c)   AFC Negative Covenant.  AFC shall not take any action or
                  ---------------------
                  require SCC to take any action not included in, or contemplated by, SCC's 1998 Business Plan attached hereto as
                  Schedule 1.f(2) that materially adversely impacts SCC's
                  ---------------
                  ability to achieve the Minimum EBITDA or Target EBITDA. In the event the Principal Shareholders become aware of any action taken or required by AFC in violation of this covenant, the Principal Shareholders shall deliver to AFC written notice of such adverse action. If AFC fails or refuses to cure or take material steps to commence to cure such adverse action within fifteen (15) days after such notice, such adverse
                  action shall become an "Alleged Default Event".   If SCC fails
                  to accomplish the Minimum or Target EBITDA and such failure was caused by the Alleged Default Event or an adverse action by AFC with respect to which a Principal Shareholder was not aware, then the Contingent Payment shall become due and payable, subject to AFC's right to dispute as hereinafter set forth, as if the Minimum or Target EBITDA had been achieved. If AFC disputes the contention of the Principal Shareholders regarding the effect of such adverse action or Alleged Default Event, such dispute shall be resolved in accordance with the dispute resolution procedure described in Paragraph 1.f(2)(d); provided, however, that the prevailing party in such dispute shall be entitled to recover from the non-prevailing party all of the fees, costs and expenses (including reasonable attorney's fees) incurred by such party in connection with such dispute.

            (d)   Dispute Resolution.   In the event AFC or the SCC Shareholder
                  ------------------
                  Representative shall disagree with the determination of EBITDA or, Extraordinary Expenses, as provided for above, or the determination of the Working Capital Ratio as provided for below, then such party shall deliver to the other party or parties a notice, within fifteen (15) business days after delivery to AFC and the SCC Shareholder Representative of the EBITDA Statement or the Working Capital Ratio certificate, as the case may be, identifying in reasonable detail any such proposed adjustments to the EBITDA Statement or Working Capital Ratio certificate, and AFC and the SCC Shareholder Representative shall negotiate in good faith to resolve any disagreement with respect thereto. If, after a period of ten (10) business days following the date of delivery of the notice of proposed adjustments referred to above, AFC and the SCC Shareholder Representative shall not have resolved any such disagreements, then AFC and the SCC Shareholder Representative shall jointly select an independent public accounting firm of nationally recognized reputation, which firm of accountants shall make a final and binding resolution of the disagreement. Such selection shall be made in the following manner: AFC shall submit within ten (10) business days a list of three (3) nationally recognized accounting firms (together with the name of the partner at each firm who will be responsible for handling the firm's engagement) who are not then engaged by AFC or its affiliates, from which list the SCC Shareholder Representative shall select one (1) firm (which is not then engaged by the SCC Shareholder Representative or any Principal Shareholder or any of his, her or its affiliates) within ten (10) business days. The costs and expenses for the services of such independent public accounting firm shall be borne equally between AFC and the SCC Shareholders.


            (e)   Default.  Time is of the essence in this Agreement.  The
                  -------
                  occurrence of any one of the following events shall constitute a default by AFC under this Agreement:


                  (i) Any failure to pay when due the full amount of principal interest due under Paragraphs f(1) or f(2) above.


                  (ii) If AFC becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary (which is not dismissed within thirty days), or in any other proceeding under the federal bankruptcy laws, or makes an assignment for the benefit of creditors.


            (f)   Effect of Default.  In the event AFC defaults with respect to
                  -----------------
                  its obligations to pay all or any portion of the Holdback Funds or Contingent Payment when due then, commencing on the due date, any unpaid amounts shall accrue interest at a rate of 18% per annum until paid in full.


             (g)  Valuation.  Regardless of the timing of delivery, all AFC
                  ---------
                  Shares and AFC Acquisition Rights delivered pursuant to this Paragraph 1.f(1) and 1.f(2) shall be valued based upon the AFC Per Share Value as computed herein as of the Effective Time.

  g.   Tax-free Reorganization.  Notwithstanding anything herein to the
       -----------------------
       contrary, in the event SCC, the SCC Shareholders and the SCC Acquisition Rights Holders satisfy all requirements of the Internal Revenue Code of 1986, as amended (the "Code") such that the Merger contemplated herein may be structured as a tax-free reorganization to the surviving company, SCC and the SCC Shareholders (except to the extent of cash consideration and other boot paid to the SCC Shareholders) including, but not limited to, the requirement that a sufficient percentage of the value of the consideration be paid in AFC Shares (the "Minimum Exchange Percentage"), then AFC hereby agrees that it will, upon the request of SCC and the Principal Shareholders, execute an amendment to this Agreement to structure the Merger as a forward merger in which the Minimum Exchange Percentage requirement is satisfied, provided that AFC receives opinions from both its accountants, Arthur Andersen, LLP, and attorneys, Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., that, the forward merger, as structured, should (except to the extent of cash paid to the SCC Shareholders) qualify for tax-free treatment under Section 368(a)(1)(A) of the Code.


  2.   DUE DILIGENCE REVIEW.
       --------------------


  a.   Access.  To enable AFC to conduct a thorough due diligence review (the
       ------
       "Due Diligence Review") of the Businesses and the assets (the "Corporate Assets") of SCC and the Subsidiaries and any marketing and advertising fund maintained by SCC or any Subsidiaries for the benefit of any of the Franchisees (the "Advertising Funds"), SCC and each Principal Shareholder represents and agrees that, subject to execution and delivery of Confidentiality and Nondisclosure Agreements satisfactory to SCC, AFC and AFC's representatives, legal counsel, accountants, advisors and lenders' representatives shall be given, after the date hereof and until Closing, full access to (i) the assets and properties of SCC and the Subsidiaries, the Advertising Funds and the Businesses; (ii) the books and records (including electronic records) of SCC, the Subsidiaries and the Advertising Funds, including, but not limited to, income tax returns, sales and use tax returns, financial statements and related materials, bank statements, invoices, accounts receivable, accounts payable and franchisee, developer and supplier lists; (iii) all files maintained by SCC and its Subsidiaries relating to Franchisees, developers, Corporate Assets, Advertising Funds and the conduct of the Businesses prior to the Closing. In addition, SCC shall permit AFC to copy, at AFC's expense, the contents of all such books, records and files; and upon reasonable notice to SCC and after public announcement of the transaction contemplated herein, AFC shall be entitled to contact and communicate with SCC's and the Subsidiaries' employees, officers, representatives, Franchisees, creditors, customers and others having a business relationship with it. Notwithstanding the Due Diligence Review conducted by AFC and any knowledge of facts determined or determinable by the AFC pursuant to such Due Diligence Review, AFC has the right to rely upon the representations, warranties, covenants and agreements of SCC and the Principal Shareholders contained in this Agreement and any document executed pursuant hereto or delivered in connection herewith. AFC agrees, however, to act in good faith with respect to any knowledge obtained by it in the course of the Due Diligence Review and to use its reasonable efforts to advise SCC, prior to Closing, of any breaches of warranties, representations or covenants which AFC may discover in the course thereof. Notwithstanding anything herein to the contrary, if AFC or its independent accountants have actual knowledge prior to Closing, without having any obligation to undertake any factual inquiry or investigation, that any representation or warranty made by the Principal Shareholders or SCC is untrue and fail to so advise the Principal Shareholders prior to Closing, the Principal Shareholders shall have no liability with respect to such representation or warranty.

  b.   Schedules.  Unless otherwise provided for in this Agreement, SCC and the
       ---------
       Principal Shareholders shall prepare all Schedules to the Disclosure Statement (the "Schedules") required herein and deliver such Schedules to AFC, together with true and correct copies of any documents required to be attached thereto, on or before the tenth business day following the date of execution of this Agreement. AFC shall examine each such Schedule and related documents, and within ten (10) business days following AFC's receipt thereof, AFC shall notify SCC whether AFC accepts or rejects such Schedule and related documents. In the event AFC and SCC and the Principal Shareholders are unable to agree with respect to a material issue on any Schedule within ten (10) business days following SCC's receipt of notice of AFC's rejection thereof, AFC shall either agree in writing within two (2) business days thereafter to accept such Schedule as submitted by SCC and proceed with the transactions contemplated hereunder or this Agreement shall terminate.

  c.   Disclosure Statement.  Within five (5) business days after the acceptance
       --------------------
       by AFC of all Schedules required by this Agreement, SCC and the Principal Shareholders shall execute and deliver to AFC a Disclosure Statement in the form attached hereto as Exhibit "A" (the "Disclosure Statement"),
                                   -----------
       together with all Schedules referred to therein (as approved by AFC) and upon such execution and delivery, the Disclosure Statement and all Schedules shall be attached to and made a part of this Agreement.


  3.   CLOSING.  The closing of the transactions contemplated by this Agreement
       -------
(the "Closing") shall take place on or before January 31, 1998 (the "Closing Date"); provided, however, that AFC or SCC, may at its option, extend the Closing Date to a date not later than February 27, 1998; provided, further, however, that either party hereto may require, after January 31, 1997, that the Closing occur upon five (5) days prior notice to the other party once all conditions to Closing are either satisfied or waived. The parties agree to use their reasonable efforts and to act in good faith to satisfy all conditions to Closing and consummate the transaction at the earliest possible date. The Closing shall be held at the offices of Cohen Pollock Merlin Axelrod & Tanenbaum, P.C. in Atlanta, Georgia, at 10:00 a.m. on the Closing Date.

  4.   ADDITIONAL AGREEMENTS.
       ---------------------


  a.   Restrictive Covenant.  At Closing, Larry McDonald shall enter into a
       --------------------
       Confidentiality and Non-Competition Agreement with the Surviving Corporation in form and substance acceptable to AFC (the "Confidentiality and Non-Competition Agreement"). Notwithstanding anything herein to the contrary, such Confidentiality and Non-Competition Agreement shall (i) be for a term of five (5) years; (ii) prohibit Larry McDonald from, directly or indirectly, franchising, owning or operating, anywhere in the world, (x) a coffee roasting facility, (y) cafes or similar facilities specializing in the sale of coffee or (z) wholesale businesses involved in the sale or distribution of coffee; and (iii) be governed by and construed and enforced under the laws of the State of Washington.

  b.   Shareholders Agreement.  At Closing, each of the SCC Shareholders who
       ----------------------
       acquire AFC Shares and AFC shall enter into a Shareholders Agreement in the form attached hereto as Exhibit "B" (the "Shareholders Agreement")
                                   -----------
       governing the transferability, conversion, disposition and voting of the AFC Shares owned by the SCC Shareholders.

  c.   Shareholder Representative Agreement.  Simultaneously with the execution
       ------------------------------------
       and delivery of the of the Disclosure Statement, the Principal Shareholders shall deliver to AFC, an agreement in form and substance acceptable to AFC and executed by no less than 66-2/3% of the SCC Shareholders (the "Shareholders Representative Agreement") designating one individual with whom AFC may communicate with respect to decisions on behalf of the SCC Shareholders required or permitted to be made pursuant to this Agreement.

  d.   Severance Pay.  AFC shall cause SCC, immediately following Closing, to
       -------------
       implement a severance pay policy for employees of SCC and the Subsidiaries which is substantially the same as the severance pay policy in effect for the employees of AFC. All employees of SCC or the Subsidiaries shall receive service credit under such plan for their time employed by SCC and the Subsidiaries prior to the Effective Time of the Merger. The payment of any severance pay by SCC or the Subsidiaries after Closing shall not be considered an Extraordinary Expense for purposes of computing SCC's EBITDA.


  e.   Investment Banker and Legal Fees.  In the event that the sum of the AFC
       --------------------------------
       Stock Portion of the Purchase Price and the Acquisition Rights Portion of the Purchase Price shall be equal to or greater than Twenty-Seven Million Dollars ($27,000,000), the Surviving Corporation shall pay up to One Million Two Hundred Thousand Dollars ($1,200,000) for legal, accounting and investment banker fees incurred in connection with this transaction. All amounts in excess of One Million Two Hundred Thousand Dollars ($1,200,000) shall be deducted from the Net Closing Payment as provided above and paid by The Surviving Corporation or AFC as provided in Paragraph 1.b. above. In the event that the AFC Stock Portion of the Purchase Price plus the Acquisition Rights Portion of the Purchase Price shall be less than Twenty-Seven Million Dollars ($27,000,000) but greater than Nineteen Million Six Hundred Thousand Dollars ($19,600,000), the Surviving Corporation shall pay up to Eight Hundred Thousand Dollars ($800,000) for legal, accounting and investment banker fees incurred in connection with this transaction. In the event that the AFC Stock Portion of the Purchase Price plus the Acquisition Rights Portion of the Purchase Price shall be less than Nineteen Million Six Hundred Thousand Dollars ($19,600,000) the investment banking fees, accounting and legal fees shall be deducted from the Net Closing Payment and paid by the Surviving Corporation or AFC as provided in Paragraph 1.b. above. In addition, in the event that the legal, accounting and investment banker fees exceed the amount required to be paid by the Surviving Corporation hereunder, such excess shall be paid by deducting it from the Net Closing Payment and it shall be paid by the Surviving Corporation or AFC as provided in Paragraph 1.b. above. The payment of any such fees by the Surviving

       Corporation pursuant to this Section shall not be included in the calculation of SCC's EBITDA under this Agreement.

  f.   [Reserved]

  g.   Continuity of Interest.  Prior to Closing, AFC shall enter into a
       ----------------------
       continuity of interest agreement with the SCC Shareholders in form and substance acceptable to AFC and the SCC Shareholders.

  h.   Principal Shareholder Approval.  The Principal Shareholders covenant and
       ------------------------------
       agree that they will vote all of the shares owned by them in favor of the transactions contemplated herein.


  5.   HART-SCOTT-RODINO COMPLIANCE.  As soon as practical after the execution
       ----------------------------
and delivery of this Agreement, AFC and SCC shall prepare and make all necessary filings under, and shall work in good faith to obtain all consents required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").


  6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SCC AND THE PRINCIPAL
       ------------------------------------------------------------------
SHAREHOLDERS.  To induce AFC to enter into this Agreement and consummate the
------------
transactions contemplated hereunder, SCC and each of the Principal Shareholders, jointly and severally, hereby represent, warrant and covenant as of the date hereof, as follows, which representations, warranties and covenants set forth herein shall be true and correct on the Closing Date and shall survive the consummation of the transactions hereunder:


  a.   Organization and Good Standing of SCC .  SCC (i) is a corporation duly
       --------------------------------------
       organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all requisite corporate power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (iii) is duly qualified as a foreign corporation in all jurisdictions, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would have a material adverse effect on its business, financial condition or Corporate Assets, a list of which foreign jurisdictions is set forth on Schedule 6.a. attached to the Disclosure
                                     ---------------
       Statement; and (iv) other than Best and Italia, has no subsidiaries (defined as an affiliated organization in which SCC owns, directly or indirectly, at least ten percent (10%) of the outstanding stock or other equity).


  b.   Organization and Good Standing of Best.  Best (i) is a corporation duly
       --------------------------------------
       organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all requisite corporate power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (iii) is duly qualified as a foreign corporation in all jurisdictions, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would have a material adverse effect on its business, financial condition or Corporate Assets, a list of which foreign jurisdictions is set forth on Schedule 6.b. attached to the Disclosure Statement; and
                    ---------------
       (iv) has no subsidiaries, as defined in subparagraph a above.

  c.   Organization and Good Standing of Italia.  Italia (i) is a corporation
       ----------------------------------------
       duly organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all requisite corporate power and authority to conduct its business and own, operate and lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; (iii) is duly qualified as a foreign corporation in all jurisdictions in, both inside and outside of the United States of America, in which it transacts business and in which failure to qualify would have a material adverse effect on its business, financial condition or Corporate Assets, a list of which foreign jurisdictions is set forth on Schedule 6.c. attached to
                                                      ---------------
       the Disclosure Statement; and (iv) has no subsidiaries, as defined in subparagraph a above.

  d.   SCC-Corporate Power, Authority and Enforceability.  SCC has full right,
       -------------------------------------------------
       title and authority to enter into this Agreement and, upon SCC's receipt of necessary third party and shareholder approvals, to consummate the transactions contemplated hereby. At closing, upon receipt of necessary shareholder approval all corporate action on the part of SCC, its directors, necessary for (i) the authorization, execution, delivery and performance of the Transaction Documents (as defined in Paragraph 11 below) to which it is a party; and (ii) the performance of all of the obligations of SCC under the Transaction Documents, has been duly and validly taken. This Agreement when executed and delivered on behalf of SCC shall constitute a valid and binding obligation of SCC, enforceable against it in accordance with its terms. Each of the other Transaction Documents to which SCC is a party shall, when executed and delivered on behalf of SCC and upon receipt of any consents required in connection therewith, constitute a valid an binding obligation of SCC, enforceable against it in accordance with its terms.

  e.   Principal Shareholders - Authority and Enforceability.  Each of the
       -----------------------------------------------------
       Principal Shareholders have full right, title and authority to enter into this Agreement and assign the SCC Shares pursuant to the Merger and consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents to which each Principal Shareholder is a party, when executed and delivered by such Principal Shareholder, shall constitute a valid and binding obligation of the Principal Shareholder, enforceable against him, her or it in accordance with its terms. No spousal consents are required from any spouse of any Principal Shareholder who is a party to this Agreement.

  f.   Capitalization/Stock Ownership.
       ------------------------------


       (1) The authorized capital stock of SCC consists solely of 10,000,000 shares of no par value common voting stock, of which 5,211,260 shares are issued and outstanding and 4,788,740 shares are held as treasury shares and 2,000,000 shares of no par value preferred stock, of which no shares are issued and outstanding and 2,000,000 shares are held as treasury shares. Set forth on Schedule 6.f.
                                                              --------------
            attached to the Disclosure Statement is a true, correct and complete list of all of the SCC Shareholders and the number of SCC Shares owned by each of them, together with a true and correct list of all options, warrants convertible securities and other rights convertible into shares of SCC. Upon closing, each Principal Shareholder shall own his, her or its

            SCC Shares, as reflected in Schedule 6.f. free and clear of all
                                        ------------
            liens, claims, charges, encumbrances, voting proxies or voting agreements, and shall have full and unfettered right to transfer and deliver such SCC Shares in connection with the Merger. Each issued SCC Share is duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.f., there are no
                                                  -------------
            existing options, warrants, calls or commitments with respect to any of the authorized and unissued or treasury SCC Shares, and no outstanding securities convertible into or exchangeable for any capital stock or any options or warrants to acquire capital stock of SCC. Except as otherwise provided herein, prior to the Effective Time all such options, warrants, calls or commitments and all convertible shares shall be fully executed or converted and no such options, warrants, calls or convertible securities shall be outstanding as of the Effective Time.

       (2) The authorized capital stock of Best consists solely of Five Million (5,000,000) shares of $ no par value common voting stock, of which Two Million Seven Hundred Seventy-nine Thousand Six Hundred and Four (2,779,604) shares are issued and outstanding and Two Million Two Hundred Twenty Thousand Three Hundred Ninety-six shares are held as treasury shares (the "Best Shares"). SCC is the owner of Two Million Seven Hundred Seventy-nine Thousand Six Hundred and Four (2,779,604) Best Shares which constitute all of the issued and outstanding Best Shares. Except for the security interest of U.S. Bank, which shall be terminated at Closing, SCC owns its Best Shares free and clear of all liens, claims, charges, encumbrances, voting proxies or voting agreements. Each issued Best Share is duly authorized, validly issued, fully paid and nonassessable and is transferrable by SCC without restriction (except with respect to Federal or state securities laws). There are no existing options, warrants, calls or commitments with respect to any of the authorized and unissued or treasury Best Shares, and no outstanding securities convertible into or exchangeable for any capital stock or any options or warrants to acquire capital stock.

       (3) The authorized capital stock of Italia consists solely of Five Million (5,000,000) shares of no par value common voting stock, of which One Million Four Hundred Sixty-five Thousand (1,465,000) shares are issued and outstanding and Three Million Five Hundred Thirty-five Thousand (3,535,000) shares are held as treasury shares (the "Italia Shares"). SCC is the owner of One Million Four Hundred Sixty-five Thousand (1,465,000) Italia Shares which constitute all of the issued and outstanding Italia Shares. Except for the security interest of U.S. Bank, which shall be terminated at Closing, SCC owns its Italia Shares free and clear of all liens, claims, charges, encumbrances, voting proxies or voting agreements. Each issued Italia Share is duly authorized, validly issued, fully paid and nonassessable and is transferrable by SCC without restriction (except with respect to Federal or state securities laws). There are no existing options, warrants, calls or commitments with respect to any of the authorized and unissued or treasury Italia Shares, and no outstanding securities convertible into or exchangeable for any capital stock or any options or warrants to acquire capital stock.

  g.   Investment Representation.  Each Principal Shareholder acknowledges that
       -------------------------
       the AFC Shares to be delivered upon consummation of the Merger are not registered with the Securities and Exchange Commission or under any state securities laws and that he, she or it is acquiring the AFC Shares for investment purposes only and with no present intention to make any further distribution of the AFC Shares and will not make any distribution of the AFC Shares except in compliance with any applicable securities laws or pursuant to an opinion of legal counsel, acceptable to AFC, that such distribution is exempt from registration or compliance with such laws.

  h.   Financial Statements.  Attached to the Disclosure Statement as Schedule
       --------------------                                           --------
       6.h are true, correct and complete copies of (i) SCC's and the
       ---
       Subsidiaries' audited financial statements (including balance sheet, statement of operations and statement of cash flows) for the periods ending September 30, 1996 and September 30, 1995; and (ii) SCC's and the Subsidiaries' unaudited financial statements for the twelve (12) month period ending September 30, 1997 and the three (3) month period ending December 28, 1997 (hereinafter, such audited financial statements are referred to, collectively, as the "Financial Statements", the unaudited financial statement for September 30, 1997 is hereinafter referred to as the "1997 Unaudited Statement" and the Financial Statements dated as of December 28, 1997 are referred to as the "Current Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and in accordance with the books and records of SCC and the Subsidiaries; the Financial Statements are complete and correct in all material respects; and, the Financial Statements accurately set out and describe the financial condition and operating results of SCC and the Subsidiaries as of the dates, and during the periods, indicated therein. Since December 28, 1997, there has not been any material change in the Corporate Assets, liabilities, financial condition or operations of SCC or any Subsidiary from that reflected in its Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse. Except to the extent reflected or reserved against or noted in the Current Financial Statements or otherwise disclosed on Schedule 6.h, neither SCC nor any Subsidiary had,
                              ------------
       as of such date, any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities, whether incurred in respect to or measured by SCC's or a Subsidiary's income for any period prior to the date of such Current Financial Statements, or arising out of transactions entered into, or any set of facts existing prior thereto. Except as described on
       Schedule 6.h, there exists no basis for the assertion against SCC, any
       ------------
       Subsidiary, any Corporate Assets, the Businesses, the Cafes or the Systems, as of the date hereof or as of the date of the Current Financial Statements, of any material liability of a nature requiring financial statement disclosure that is not fully reflected or reserved against or noted in the Current Financial Statements. SCC shall provide to AFC upon receipt by SCC, but in all events prior to Closing, the audited Financial Statement for the period ending September 30, 1997. Such audited Financial Statement shall be consistent, in all material respects, with the 1997 Unaudited Statement, subject only to normal year end adjustments. SCC shall provide to AFC upon receipt by SCC interim financial statements for the periods ending in December, 1997 and January, 1998. The quantity and quality of the assets owned by SCC and the Subsidiaries, the nature of the liabilities owed by SCC and the Subsidiaries and SCC's and the Subsidiaries' working capital as of the Closing Date will be comparable to or more favorable than such items as reflected on SCC's unaudited internal financial statement as at the period ending December 28, 1997.

  i.   Cafes.  Schedule 6.i attached to the Disclosure Statement sets forth the
       -----   ------------
       number of Cafes (the "Company-Owned Cafes") owned and operated by SCC and the Subsidiaries and indicates how many are operated by Best (the "Best-Owned Cafes") pursuant to the System (the "Best System") which operates under the principal service mark "Seattle's Best Coffee" and related trademarks and service marks, how many of which (the "Italia Company-Owned Cafes") are operated by Italia pursuant to the System (the "Italia System") which operates under the principal service mark "Torrefazione Italia" and related trademarks and service marks.
       Schedule 6.i.   also contains  a true, correct and complete list showing
       ---------------
       (x) each of the addresses of the Company-Owned Cafes (the "Company-Owned Cafe Premises"), (y) an indication of whether such location is owned by SCC or either of the Subsidiaries or whether such location is leased by SCC or either of the Subsidiaries.


  j.   Other Premises.   Schedule 6.j.  attached to the Disclosure Statement
       --------------    ------------
       contains a true, correct and complete list of all real estate other than the Company-Owned Cafe Premises (the "Other Premises") owned or occupied by SCC or either of the Subsidiaries which Schedule shall include any manufacturing facilities, distribution facilities and sales offices.
       Schedule 6.j.  identifies which of  the Other Premises are owned by SCC
       ---------------
       or any of the Subsidiaries and which of the Other Premises are leased by SCC or any of the Subsidiaries (hereinafter all Company-Owned Cafe Premises and Other Premises owned by SCC or any of the Subsidiaries shall be referred to as the "Owned Premises;" all Company-Owned Cafe Premises and Other Premises leased by SCC or any of the Subsidiaries shall be referred to as the "Leased Premises;" and the Owned Premises and the Leased Premises shall be referred to, collectively, as the "Premises").


  k.   Corporate Assets.  The Corporate Assets are the sole property of SCC or
       ----------------
       the Subsidiaries, all of the property needed to conduct the Businesses as currently conducted, and in normal operating condition, free from any defects, damages or malfunction and free and clear of all claims, liens, charges, security interests or other encumbrances, except as set forth on
       Schedule 6.k.  attached to the Disclosure Statement.
       ---------------


       (1) The Corporate Assets include all furniture, fixtures, vehicles, machinery and equipment (the "FF&E"), used or usable in connection with the conduct of any of the Businesses, including without limitation leasehold improvements, signs, chairs, tables, furnishings, appointments, art and decor items, floor and wall coverings, light fixtures, restaurant equipment (including, without limitation, appliances, stoves, ovens, dishwashers, racks, coolers, freezers, compressors, vacuums and other cleaning apparatus), tools, office equipment, file cabinets, and safes and all manner of FF&E presently used or usable to keep and maintain the Premises (including without limitation manufacturing and distribution facilities) in their customary operating condition. A complete inventory of the FF&E at each Premises is set forth on Schedule 6.k(1) attached to the Disclosure Statement.
                     ---------------

       (2) The Corporate Assets include all computer hardware, computer software (and license agreements with respect thereto), and electronic data and computer files and the storage media upon which such files are located including, but not limited to diskettes, tapes, CD-ROMs or other storage media (collectively, the "Computer Assets") used or usable in connection with the operation of any of the Businesses, a complete inventory of which is set forth on
            Schedule 6.k(2)  attached to the Disclosure Statement.
            ----------------


       (3) The Corporate Assets include all operating assets and supplies (the "Operating Assets") used in connection with the conduct of the Businesses, included but not limited to, menus, uniforms, inventory, ingredients, food products, beverages, dishes, pots, pans, napkins, and other cooking, serving and eating utensils, paper products, packaging supplies, cleaning supplies, stationary, forms, labels, office supplies, production supplies, and advertising, promotional and sales materials. A complete inventory of the Operating Assets shall be prepared as of a date no earlier than ten (10) days after the execution of this Agreement, attached to the Disclosure Statement as Schedule 6.k(3), and subject to increase or decrease
                         ---------------
            after the date of such inventory in the ordinary course of business. All of such Operating Assets are now, and will be at Closing, (i) clean and usable in the normal course of business; (ii) located at the Premises; (iii) except as otherwise provided in the Disclosure Statement, owned by SCC or the Subsidiaries free and clear of any and all liens, claims, charges, encumbrances or security interests in favor of others; and (iv) at their normal levels and sufficient for the normal requirements of the Businesses and the operation of the Company-Owned Cafes and the Systems. All items of inventory reflected on the Financial Statements are valued at the lower of cost or market value determined on a first in, first out (FIFO) basis. No inventory of SCC or the Subsidiaries is held on consignment.


       (4)  Schedule 6.k(4) attached to the Disclosure Statement contains a
            ---------------
            true, correct and complete list of (i) all unpaid franchise, license, royalty and advertising fees or other amounts owed by Franchisees or other parties to SCC or any of the Subsidiaries as of the date indicated thereon, (ii) all notes receivable, prepaid items or expenses of whatever nature arising from or related to the Businesses and (iii) all amounts due and owing to SCC or the Subsidiaries arising from the sale of merchandise to customers in the ordinary course of business (collectively, all such amounts due to SCC or the Subsidiaries are hereinafter referred to as the "Accounts Receivable"). All Accounts Receivable are valid obligations of the respective debtors without any claims, set-offs or defenses. Each Account Receivable as reflected on Schedule
                                                                 --------
            6.k(4), as updated and redelivered at Closing is not in default and
            ------
            will be collectible in accordance with its terms, net of reserves shown on the Financial Statement. Neither SCC nor any of the Subsidiaries has granted any concessions or discounts with respect to any Account Receivable or otherwise offered any discount, settlement or compromise with respect thereto. The Accounts Receivable represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. There are no set-offs, counterclaims or disputes asserted with respect to any Account Receivable. The Accounts Receivable are collectible in full, subject only to the allowance for doubtful accounts reflected on the Financial Statements.

       (5)  Schedule 6.k.(5) attached to the Disclosure Statement sets forth a
            ----------------
            true and correct list and summary of terms of all leases for real property to which any of SCC or the Subsidiaries are a party (the "Premises Leases"). Each of the Premises Leases disclosed on
            Schedule 6.k.(5) is in full force and effect and there are no
            ----------------
            existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have an adverse effect on the Businesses or financial condition of SCC or the Subsidiaries. There are no monetary obligations to any lessor for acts or events, including without limitation any damage to such real property or improvements occurring prior to the Closing Date, other than accrued rent obligations disclosed on the Current Balance Sheet. Except as disclosed on Schedule 6.k.(5), neither the execution of this
                         ----------------
            Agreement nor the consummation of the transactions contemplated herein shall constitute a default under any of the Premises Leases. Except as disclosed on Schedule 6.k.(5), no consent of any landlord
                                   ----------------
            under the Premises Leases is required as a result of the execution of this Agreement or the consummation of the transactions contemplated herein. Except as indicated in Schedule 6.k.(5), all
                                                         ----------------
            improvements on any real property leased to or used by SCC or the Subsidiaries substantially conforms to all applicable state and local laws, use restrictions, zoning and building ordinances and health and safety ordinances, and such property is zoned for the various purposes for which the real estate and improvements thereon are presently being used.


       (6)  Schedule 6.k.(6) attached to the Disclosure Statement contains a
            ----------------
            true and correct list of all of the Owned Premises, the holder of record, the street address, and a legal description thereof, the year of building construction and description of the building(s). SCC shall deliver with the Disclosure Statement complete and accurate copies of the current abstract of title or existing owner's title insurance policy for each of the Owned Premises, and none of such documents has been amended or modified except to the extent that such amendments or modifications are disclosed in such copies or in Schedule 6.k.(6). SCC or the Subsidiaries, as the case may
                  ----------------
            be, own each Owned Premises in fee simple absolute, free and clear of all liens, mortgages, pledges, encumbrances, charges, assessments, restrictions, covenants, claims, and easements, title defects or exceptions of any nature whatsoever, or written, oral, recorded, unrecorded, or other leases, except as set forth on
            Schedule 6.k.(6) and liens for real estate taxes not yet due and payable. The buildings located on the Owned Premises are in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the current and reasonably anticipated needs of the Businesses conducted at such parcel. Each parcel of the Owned Premises has direct access to public roads and is served by utilities in such quantity and quality as are sufficient to satisfy the current and reasonably anticipated needs of the Businesses conducted at such parcel. Neither SCC nor the Subsidiaries have received notice of (i) any condemnation proceeding with respect to any portion of any Owned Premises or any access thereto, and to the best of SCC's knowledge, no proceeding is contemplated by any governmental authority, or (ii) any special assessment which may affect any Owned Premises, and to the best of SCC's knowledge, no such special assessment is contemplated by any governmental authority.

       (7)  Schedule 6.k(7) attached to the Disclosure Statement is a true and
            ---------------
            correct list of all leases for machinery, vehicles and equipment used or employed by SCC or the Subsidiaries, together with true and correct copies of such leases. Each of the leases disclosed on
            Schedule 6.k.(7) is in full force and effect and there are no
            ----------------
            existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have an adverse effect on the Businesses or financial condition of SCC or the Subsidiaries. The continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement. All items leased under such leases are in good operating condition and in a state of good maintenance and repair, reasonable wear and tear excepted, and there shall be no monetary obligations to any lessor thereunder for acts or events or damage to such items, occurring prior to the Closing, other than accrued rent obligations disclosed on the Current Balance Sheet.


  l.   Gross License Fees.  Schedule 6.l. attached to the Disclosure Statement
       ------------------   -------------
       indicates the gross license fees payable to SCC and the Subsidiaries with respect to sales of franchises to operate Cafes during the twelve (12) month period ending November 30, 1997; and the gross service fees collected by SCC and the Subsidiaries from the operation of Cafes by Franchisees for the twelve (12) month period ending November 30, 1997.


  m.   Taxes.  Attached to the Disclosure Statement as Schedule 6.m.  are  true,
       -----                                           ---------------
       correct and complete copies of Federal, state and any foreign income tax returns (including balance sheets) of SCC and the Subsidiaries for the periods ending September 30, 1997, September 30, 1996; and September 30, 1995. Schedule 6.m., contains a true and complete list of all taxing
              -------------
       authorities with whom SCC or any Subsidiary is required to file and pay taxes based upon income. SCC and the Subsidiaries have filed or obtained extensions for all required tax returns, state, federal, local, foreign or otherwise; each return or report is true and correct and all taxes, fees and other governmental charges reflected thereon have been paid or accrued. There is not and there will not be any liability for Federal, state, foreign or local income, sales, use, excise or other taxes arising out of, attributable to, or affecting the Corporate Assets or the conduct of the Business or the operation of the Company-Owned Cafes or the Systems through the Closing Date, or attributable to the conduct of the operations of SCC and the Subsidiaries at any time prior to the Closing Date, which has not been fully paid or reserved for on the Current Financial Statements or disclosed on

       Schedule 6.m. (the "Tax Obligations"). Schedule 6.m. lists the fiscal
       -------------                          -------------
       years and periods through which SCC and the Subsidiaries have filed Federal, state, foreign, local or other income tax returns, stating, with respect to years and periods ending on or after December 31, 1988, whether they have been examined by the Internal Revenue Service or any state, foreign, local or other agency with respect to any such period, giving in each instance all open deficiencies, if any, proposed as a result of all such examinations, and stating whether such deficiencies have been paid or settled. Except as described in Schedule 6.m, neither SCC nor any Subsidiary is presently under, nor has SCC or any Subsidiary received notice of any contemplated, investigation or audit by the Internal Revenue Service or any state, local, foreign or other agency concerning any fiscal year or period ended prior to the date hereof. Notwithstanding the disclosure of any pending audit on Schedule 6.m., the Principal Shareholders shall remain liable to indemnify AFC for taxes, interests, penalties, fees and expenses as set forth in Paragraph 12 with respect to any such audit for years prior to the Closing Date. Neither SCC nor any Subsidiary will file any Federal, state or local tax return or report prior to the Closing Date which shall not have been reviewed in advance by AFC or its representatives. Neither SCC nor any Subsidiary has ever granted any waiver of any statute of limitations with respect to, or any extension of the period for the assessment of, any taxes.


  n.   Premises.
       --------


       i. Except as described in Schedule 6.n, all utilities and major service systems (including without limitation electrical, sanitary and sewage, HVAC, air ventilation and filtering, refrigeration and water supply) necessary for the operation of the Company-Owned Cafes, the manufacturing facilities and other Businesses conducted by SCC and the Subsidiaries are in good working order and are adequate for the present needs of the Company-Owned Cafes, manufacturing facilities and other Businesses. To the best of SCC's and the Principal Shareholders' knowledge, there are no facts or circumstances that will result in the termination of the present access from any of the Premises to utility services or existing streets, highways and roads adjoining such Premises.

       ii. The use, occupancy, operation and condition of all of the Premises comply with all applicable covenants, conditions, restrictions and contracts and any applicable zoning, building, health, safety, environmental and other laws to which they are subject. All applicable permits, licenses and other evidences of compliance which are or were required to be obtained in connection with the construction of the improvements on the Premises and the occupancy, condition, operation and use of the Premises have been obtained and complied with. Except as described on Schedule 6.n, neither SCC nor any Subsidiary has received any Health Department or other governmental citation with respect to any Company-Owned Cafe, manufacturing facility or any of the Businesses, which has not been cured.

       iii. Neither SCC nor any Subsidiary has knowledge, or has received notice, that any of the Company-Owned Cafes or the Premises are or will be subjected to or affected by (i) any special assessments, whether or not presently a lien thereon, or (ii) any condemnation, eminent domain or similar proceedings.


  o.   No Violation.  The execution, delivery and performance of this Agreement
       ------------
       and the agreements contemplated in this Agreement do not and will not violate the provisions of (i) the Articles of Incorporation or Bylaws of SCC or any Subsidiary; (ii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which SCC or any Subsidiary is a party or which is binding upon SCC or any of its property or the Businesses; or (iii) any law, regulation, judgment or order which is binding upon SCC or any Subsidiary, any of the Corporate Assets or any of the Businesses.


  p.   No Breach.  Neither SCC nor any Subsidiary is in breach of any, and SCC
       ---------
       and each Subsidiary have materially complied with and performed all obligations under each, contract or agreement to which it is a party and, except as described in Schedule 6.p, there is no basis for the assertion
                              ------------
       against SCC, any Subsidiary, the SCC Shares or the Corporate Assets of any liens, claims, charges, encumbrances, liabilities, debts or obligations, whether due or to become due, including but not limited to liabilities or obligations on account of taxes (including without limitation taxes arising out of this transaction) or other governmental charges which would adversely affect or cause a lien upon the Corporate Assets, the SCC Shares, the Best Shares, the Italia Shares or diminish the rights of SCC and the Subsidiaries in such Corporate Assets or the rights of AFC in the SCC Shares.

  q.   Compliance with Laws.  Except as described on Schedule 6.q, SCC and the
       --------------------
       Subsidiaries are, and have been at all times in the past, in compliance with all laws, rules, ordinances, governmental regulations and orders of all governmental authorities and/or jurisdictions (collectively "Applicable Laws") applicable to the conduct of the Businesses, including without limitation Applicable Laws relating to (i) the offer and sale of franchises, (ii) the servicing and operation of a franchise system and
       (iii) zoning, building, public health, plumbing, electrical, fire, public health, occupational safety, pollution, food and drug preparation and labeling, importation, environmental protection, and waste disposal matters.

  r.   Consents and Approvals.  Except for the HSR Act, consents of landlords
       ----------------------
       and shareholders of SCC, no consent or approval of any other party (including without limitation any lending institution or any governmental authority, bureau or agency) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the agreements contemplated by this Agreement, other than consents or approvals which have been obtained and delivered to AFC.

  s.   Actions and Proceedings.  Except as disclosed on Schedule 6.s.  to be
       -----------------------                          ---------------
       attached to the Disclosure Statement, there is no action, suit or proceeding pending or, to the best knowledge of SCC and the Principal Shareholders threatened against or affecting SCC, the Subsidiaries, the SCC Shares, the SCC Shareholders, the Businesses, the Company-Owned Cafes or the Systems which would relate to or affect, directly or indirectly, the Businesses, the Corporate Assets or the SCC Shares, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or which would have an adverse effect on the Businesses, the

       Purchased Assets, the SCC Shares, the Company-Owned Cafes or the Systems or prevent the consummation of the transactions contemplated hereunder.


  t.   Proprietary Rights.
       ------------------


       i.   Attached to the Disclosure Statement as Schedule 6.t.i is a true,
                                                    --------------
            correct and complete list of all U.S. and Foreign trade names, trademarks, service marks, logos, slogans, and assumed names currently used in the conduct of the Businesses as they are currently being conducted and the operation of the Cafes and the Systems as they are currently being operated (collectively the "Marks") and all U.S. and foreign trademark and service mark registrations and applications for registration (collectively, the "Trademark Registration Rights") with respect thereto, including (a) the jurisdictions, if any, by or in which such Marks are registered or for which an application has been filed, (b) the registration or application numbers, (c) the dates of any such registration or application, and (d) the dates that any affidavits of use or renewals have been or are required to be filed.

       ii.  Attached to the Disclosure Statement as Schedule 6.t.ii.  is a true,
                                                    ------------------
            correct and complete list of all materials in which SCC or any Subsidiary claims a copyright currently being used for the conduct of the Businesses as they are currently being conducted and the operation of the Company-Owned Cafes and the Systems as they are currently being operated (the "Copyrights"), together with (a) the jurisdictions, if any, by or in which such Copyrights are registered or for which an application has been filed, (b) the registration or application numbers, and (c) the dates of any such registrations or applications.

       iii. Attached to the Disclosure Statement as Schedule 6.t.iii.  is a
                                                    -------------------
            true, correct and complete list, by name or other commonly-used description, of all U.S. and foreign patents and patent applications, technology, know-how, processes, training manuals, operations manuals, proprietary information, trade secrets, formulae, recipes, technical information and data, research and development data, confidential information, discoveries, inventions and improvements currently being used for the conduct of the Businesses as they are currently being conducted and the operation of the Company-Owned Cafes and the Systems as they are currently being operated (collectively the "Trade Secrets"), together with the number and date of issuance of any patent included within the Trade Secrets and the application number and filing date of any application for a patent. Schedule 6.t.iii also contains a complete
                                       ----------------
            list of the elements of the trade dress (the "Trade Dress") currently being used for the conduct of the Businesses as they are currently being conducted and the operation of the Company-Owned Cafes and the Systems as they are currently being operated.

       iv. The Marks, the Trademark Registration Rights, the Trade Dress, the Copyrights, the U.S. and foreign registrations and applications for registration of any Copyright (collectively, the "Copyright Registration Rights"), the Trade Secrets and the other similar intangible property and rights used in, or relating to the Businesses or the Systems (collectively the "Intellectual Property") shall be collectively referred to as the "Proprietary Rights". Except as otherwise described on Schedule 6.t.i.,ii., or iii to the Disclosure Schedule,
                         ---------------------------
            SCC or either Subsidiary is the sole and exclusive owner of the Proprietary Rights, free and clear of all liens, claims and encumbrances. Except for the rights granted to Franchisees or Developers in the Franchise Agreements and Development Agreements, SCC and the Subsidiaries have sole and exclusive rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, license and transfer the Proprietary Rights; have not granted any options or licenses or entered into any agreements of any kind relating to the Proprietary Rights or the marketing and distribution thereof; and the Merger, as contemplated herein, will not result, directly or indirectly, in the loss or impairment, in whole or in part, of any Proprietary Right. All registrations and applications relating to the Proprietary Rights are standing in the name of SCC or the Subsidiaries.

       v. Except as described on Schedule 6.t.v., neither SCC nor any Subsidiary has, as of and since the date upon which it acquired the Proprietary Rights, (i) filed or authorized the filing with the Assignment Division of the United States Patent and Trademark Office ("PTO"), United States Copyright Office or similar foreign office of any lien, security interest or encumbrance against any registration, patent or application identified in Schedules 6. t.i, ii or iii;
                                                -----------------------------
            (ii) authorized or filed any lien relating to Proprietary Rights under the UCC or any similar foreign statute; (iii) entered into any license, franchise or other agreement with respect to any of the Proprietary Rights with any third person (except for the Franchise Agreements listed on Schedule 6.u.i. and the Development Agreements
                                 -----------------
            listed in Schedule 6.v.i.;  (iii) otherwise transferred, conveyed,
                      ---------------
            sold, assigned, pledged, mortgaged, granted a security interest in or encumbered any of the Proprietary Rights, or (iv) entered into any settlement, consent, covenant not to sue or similar agreement with respect to any Proprietary Right.


       vi. Except as described on Schedule 6.t.vi., neither SCC nor any Subsidiary has received any notice to the effect that SCC and/or the Subsidiaries are not the sole owners of, or do not have the sole and exclusive right to use (except as otherwise provided in the Franchise Agreements), the Proprietary Rights.

       vii. All registrations and applications for the items on Schedules
                                                                ---------
            6.t.i., ii. and iii. are subsisting and in good standing, the
            --------------------
            Proprietary Rights are valid and enforceable and to the best knowledge of the Principal Shareholders and SCC no act or omission has occurred which would adversely affect the validity or enforceability of any Proprietary Rights. Except as disclosed on
            Schedule 6.t.vii, SCC and the Subsidiaries have obtained
            ----------------
            confidentiality and nondisclosure agreements to protect the secrecy of all Proprietary Rights which are considered to be confidential information or trade secrets where the failure to obtain such agreements would have a material adverse effect on the Proprietary Rights.

     viii. To the best of the Principal Shareholders' and SCC's knowledge, neither the conduct of the Businesses nor the operation of the Cafes or the Systems, nor the use of any of the Proprietary Rights, infringes upon, dilutes or constitutes an unauthorized use of any proprietary rights owned or controlled by any third party. Except as set forth in Schedule 6.t.viii. attached hereto, there is no
                             --------------------
            claim, suit, action or proceeding (a "Proprietary Right Claim") pending or threatened against SCC, any Subsidiary or any Franchisee alleging that use of the Proprietary Rights by SCC, the Subsidiaries or the Franchisees infringes upon, dilutes or constitutes an unauthorized use of the proprietary rights of any third person, or alleging that SCC and/or the Subsidiaries do not have the valid right to use any Proprietary Right. Schedule 6.t.viii. lists each
                                                 --------------------
            Proprietary Right Claim pending or threatened against SCC, any Subsidiary or any Franchisee, together with (i) the identity of the Proprietary Right alleged to be infringing; (ii) the basis for such claim, including the right alleged to be infringed; (iii) the name of the party by whom such Proprietary Right Claim has been made;
            (iv) if applicable, the jurisdiction, court or agency before which the Proprietary Right Claim has been commenced and the number assigned to such proceeding; and (v) the attorneys representing all parties involved in such Proprietary Rights Claim.

       ix.  Except as set forth in Schedule 6.t.ix., to SCC's and the Principal
                                   ----------------
            Shareholders' knowledge, there are no existing infringements, dilutions or unauthorized uses by any third party of any of the Proprietary Rights, and neither SCC nor any Principal Shareholder has any claim outstanding with respect to prior infringements,
            dilutions or unauthorized uses.   Schedule 6.t.ix.  lists each
                                              ------------------
            Proprietary Right Claim pending or threatened by SCC or any Subsidiary, together with (i) the identity of the Proprietary Right alleged to be infringed; (ii) the basis for such claim, including the right alleged to be infringed; (iii) the name of the party against whom such Proprietary Right Claim has been made; (iv) if applicable, the jurisdiction, court or agency before which the Proprietary Right Claim has been commenced and the number assigned to such proceeding; and (v) the attorneys representing all parties involved in such Proprietary Right Claim.

       x. There are no breaches or defaults under agreements which are included in the Proprietary Rights, including any license agreements permitting the use of the Proprietary Rights by third parties, and all such agreements constitute valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. The consummation of the transactions contemplated by this Agreement will not constitute a breach or default or event which, with notice, lapse of time, or both, would constitute a default or an event of default under any agreement included within or relating to any of the Proprietary Rights.

       xi. SCC and the Subsidiaries currently license or own, and, in either case have the legal right to use, all computer software that is material to the conduct of the Businesses and the operation of the Company-Owned Cafes and the Systems and all such computer software is being so used in compliance with any applicable licenses.

      xii.  Except as described on Schedule 6.t.xii, to the Principal
                                   ----------------
            Shareholders' and SCC's knowledge, no former or current officer, employee or agent has any claim against SCC or any Subsidiary in connection with such person's involvement in the conception and development of any Proprietary Rights and no such claim has been threatened or asserted. To the Principal Shareholders' and SCC's knowledge, none of the current officers or employees of SCC or any Subsidiary have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by SCC or any Subsidiary in connection with the conduct of the Businesses or the operation of the Company-Owned Cafe and the Systems, which patents or applications have not been assigned to SCC or the applicable Subsidiary, with such assignments duly recorded in the PTO.

     xiii. All Franchise Agreements and all license agreements granting the right to use the Proprietary Rights to third parties give SCC or Best as franchisor (the "Franchisor") or licensor and its successors and assigns the rights to control the quality of products and services sold under the Marks described under the Franchise Agreements or license agreements, as the case may be.


  u.   Franchise Agreements and License Agreements.
       -------------------------------------------


       i.   Schedule 6.u.i.  attached to the Disclosure Statement includes a
            -----------------
            true, correct and complete list of the franchise agreements and any license agreements for the Marks pursuant to which SCC or the Subsidiaries have granted to third parties ("Franchisees" or "Licensees") the right to operate Cafes (the "Franchised Cafes") or to use any component of either of the Systems or the Marks, and all applications to enter into franchise agreements or license agreements (hereinafter collectively referred to as the "Franchise Agreements" or "License Agreements"). Schedule 6.u.i shall include
                                                   --------------
            all such Franchise Agreements and License Agreements (including master Franchise Agreements, if any) and amendments or modifications thereto in effect as of the date of this Agreement, indicating with respect to each Franchise Agreement or License Agreement (a) the name of the Franchisee or Licensee and the Franchisor; (b) the System under which the Cafe is operated, (c) the Cafe address; (d) the commencement and termination dates of the term of the Franchise Agreement or License Agreement; (e) the monthly royalty fee percentage payable under the Franchise Agreement or License Agreement; (f) the monthly royalty fees actually paid by the Franchisee or Licensee for the 12 month period ending November 30, 1997; (g) all amounts payable by the Franchisee or Licensee, pursuant to the Franchise Agreement or License Agreement, to the Advertising Fund, to a regional cooperative and otherwise for local, regional, or national advertising; (h) the amounts actually paid by the Franchisee or Licensee to the Advertising Fund, to a regional cooperative and otherwise for local, regional, or national advertising for the 12 month period ending November 30, 1997; and
            (i) the initial license fee paid by the Franchisee or Licensee pursuant to the Franchise Agreement or License Agreement. True, correct and complete copies of all Franchise Agreements and License Agreements and amendments thereto or modifications thereof are attached to Schedule 6.u.i.
                        --------------

            There are no oral Franchise Agreements, License Agreements or oral modifications or amendments to any Franchise Agreements or License Agreements.

       ii.  Schedule 6.u.ii attached to the Disclosure Statement includes a
            ---------------
            correct and complete list of all applications to enter into Franchise Agreements or License Agreements with SCC or any Subsidiary, including the proposed location and applicant's name.

       iii. Neither SCC nor any Subsidiary has endeavored to induce any applicant or potential applicant for a Franchise Agreement or License Agreement to enter into a franchise agreement or license agreement with any system other than the Systems.

       iv.  Schedule 6.u.iv.  specifies each Franchisee that is a party to any
            ------------------
            Franchise Agreement and each Licensee that is a party to a License Agreement that (a) is in financial default under such Franchise Agreement or License Agreement; (b) to the best knowledge of the Principal Shareholders and SCC, is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state, federal or foreign law, of which the Franchisor has been notified; (c) to the best knowledge of the Principal Shareholders and SCC, is maintaining its Cafe in a condition or operating such Cafe in a manner that is inconsistent with the requirements of the applicable System; or (d) is otherwise in material violation of or default under any of the terms of its Franchise Agreement or License Agreement. Schedule 6.u.iv. further
                                                       ------------------
            specifies, with respect to each Franchisee or Licensee that is in default under a Franchise Agreement or License Agreement, the date and contents of each default and/or termination notice sent to such Franchisee or Licensee and the status of such default or termination notice.

       v. Franchisors have and had, at all relevant times and in all material respects, the corporate power and authority and legal right to (i) enter into and carry out the terms of each Franchise Agreement or License Agreement; (ii) consummate the transactions contemplated hereby without the consent of third parties (including without limitation Franchisees).

       vi. Each Franchise Agreement or License Agreement, and all agreements, instruments and documents furnished pursuant to a Franchise Agreement or License Agreement comply in all material respects with all federal, state and foreign laws (and rules or regulations thereunder) and all orders, consents or decrees from any federal, state or foreign administrative or regulatory agency;

       vii. No Franchise Agreement or License Agreement listed on Schedule
                                                                  --------
            6.u.i. has been subordinated, assigned, rescinded, or terminated
            ------
            prior to its stated expiration date without being reinstated within ninety (90) days of such subordination, assignment, rescission or termination; no provision regarding the calculation and payment of royalty fees in any Franchise Agreement or

            License Agreement has been waived, altered or modified in any respect adverse to the Franchisor thereunder; no right of rescission, set-off, counterclaim or defense exists or has been asserted or threatened with respect to any Franchise Agreement or License Agreement; no Franchisor is in violation of or in default under any term of any Franchise Agreement or License Agreement and each Franchisor has performed each and every obligation to be performed by the Franchisor under each Franchise Agreement or License Agreement to which it is a party in accordance with its terms; and no Franchisor has waived any default by a Franchisee or Licensee which would materially adversely affect any Franchise Agreement or License Agreement.


     viii. No Franchise Agreement or License Agreement was originated in, or is subject to, the laws of any jurisdiction which would make the transactions contemplated hereby unlawful. Prior to the Closing Date all filings (including, without limitation, UCC filings) and notices that must be made by any Franchisor in any relevant jurisdiction in connection with the transactions contemplated hereby will have been made.


       ix. Each Franchisor currently requires all Franchisees and Licensees to maintain insurance polices (the "Required Policies") with the coverage described on Schedule 6.u.ix. attached to the Disclosure
                                   ----------------
            Statement. To the best knowledge of the Principal Shareholders and SCC, all Franchisees or Licensees currently have the Required Policies in full force and effect and have named the Franchisor as an additional insured thereunder. SCC will use its best efforts to have AFC named as an additional insured on such policies between the date hereof and the Closing Date.


       x.   Schedule 6.u.x attached to the Disclosure Statement (and to be
            --------------
            updated and supplemented as of the Closing) sets forth a complete list of (i) all rebates, marketing and advertising allowances received by each Franchisor from suppliers, vendors or other persons (collectively "Suppliers") since January 1, 1995; and (ii) all rebates, marketing and advertising allowances which have accrued but not been paid as of the date hereof. Except as set forth in
            Schedule 6.u.x, all rebates received by each Franchisor prior to the
            --------------
            date hereof from Suppliers have been contributed by the Franchisor to the appropriate Advertising Fund. No claim of any nature has been made by any Franchisee or Licensee with respect to the application of such funds by any Franchisor.

       xi.  Schedule 6.u.xi. attached to the Disclosure Statement sets forth a
            ----------------
            complete list of all Franchise Agreements and License Agreements that have terminated by reason of the expiration of the term thereof or otherwise. Except as set forth in Schedule 6.u.xi and to the
                                                  ---------------
            best knowledge of Principal Shareholders and SCC, all Cafes (the "Terminated Cafes") formerly governed by such terminated Franchise Agreements or License Agreements are no longer operated as Cafes; and the operators of the Terminated Cafes (a) have ceased to use, by advertising or in any manner whatsoever, any Proprietary Rights or other features of the applicable System, including, without limitation, recipes, menus, equipment, methods, procedures, and techniques associated with such System, in connection with the operation of the Terminated Cafe; and (b) have made all changes, modifications or alterations to the Terminated Cafe premises necessary to eliminate any interior and exterior design features, decor items, signage and other Trade Dress items associated with the System. Except as set forth in Schedule 6.u.xi. all Cafes (other
                                           ----------------
            than the Company-Owned Cafes) are operating pursuant to valid, binding and enforceable written Franchise Agreements or License Agreements.


  v.   Development Agreements.
       ----------------------

       i.   Schedule 6.v.i attached to the Disclosure Statement contains a true
            --------------
            and complete list of the development agreements pursuant to which SCC or either of the Subsidiaries has granted other parties ("Developers") the right to develop one or more Cafes or any other business using any component of either of the Systems, and all applications to enter into development agreements (hereinafter collectively referred to as the "Development Agreements") together with any amendments thereto in effect as of the date of this Agreement, indicating with respect to each Development Agreement (a) the name of the Developer and the Franchisor; (b) the territory in which the Developer is granted development rights and whether that territory is exclusive; (c) the number of Cafes required to be developed pursuant to the Development Agreement with respect to each System; (d) the Cafes developed pursuant thereto which were open and operating as of November 30, 1997; (e) the Cafes for which Franchise Agreements had been signed, license fees paid and locations designated, but which were not open and operating as of November 30, 1997; and (f) the number of Cafes for which Franchise Agreements had been signed and license fees paid, but no location had been selected as of November 30, 1997. True, correct and complete copies of all Development Agreements and amendments thereto or modifications thereof are attached to Schedule 6.v.i. There are no
                                                  --------------
            oral Development Agreements or oral modifications or amendments to any Development Agreements.

       ii.  Schedule 6.v.ii includes a correct and complete list of all
            ---------------
            applications to enter into Development Agreements with each Franchisor, including the proposed territory and applicant's name.

       iii. Neither SCC nor any Subsidiary has endeavored to induce any applicant or potential applicant for a Development Agreement to enter into a development agreement with any system other than the Systems.

       iv.  Schedule 6.v.iv.  specifies each Developer that is a party to any
            ------------------
            Development Agreement that (i) is not in compliance with the development schedule set forth in such Developer's Development Agreement; (ii) is otherwise in material violation or default of any of the terms of such Development Agreement; or (iii) is the subject of a case under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or similar case or proceeding under state, federal or foreign law, of which the Franchisor has been notified. Schedule 6.v.iv. further
                                                    ----------------
            specifies, with respect to each Developer that is in default under a Development Agreement, the date and contents of each default and/or termination notice sent to such Developer and the status of such default or termination notice.

       v. Each Franchisor has and had, at all relevant times and in all material respects, the corporate power and authority and legal right to enter into and carry out the terms of each Development Agreement to which it is a party.

       vi. Each Development Agreement complies in all material respects with all federal and state laws (and rules or regulations thereunder) and all orders, consents or decrees from any federal, state or foreign administrative or regulatory agency.

       vii. No development schedule in any Development Agreement listed on
            Schedule 6.v.i.  has been waived, altered or modified in any
            ----------------
            respect; and no Franchisor is in violation of or in default under any term of a Development Agreement.

      viii. No Development Agreement was originated in, or is subject to, the laws of any jurisdiction which would make the transactions contemplated hereby unlawful. Prior to the Closing Date all filings (including, without limitation, UCC filings) and notices that must be made by Franchisor relative to the Development Agreements in any relevant jurisdiction in connection with the transactions contemplated hereby will have been made.


  w.   Advertising Fund.
       ----------------

       i.   Schedule 6.w.i.  attached hereto and made a part hereof, contains a
            -----------------
            correct and complete list of all assets and all liabilities and accounts payable of the Advertising Funds as of November 30, 1997, including without limitation all accounts (the "Ad Fund Accounts") in which funds have been deposited as of the date of this Agreement. All assets of the Advertising Funds are, as of the date of this Agreement, and shall be, as of the Closing Date, deposited in the Ad Fund Accounts. No monies, other than Franchisees' or Licensees', if applicable, contributions to the Advertising Funds and supplier rebates, marketing and advertising allowances have been deposited in the Ad Fund Accounts.

       ii. All contributions to the Advertising Funds made by Franchisees or Licensees, Suppliers or any other person or entity have been deposited in the Ad Fund Accounts and used solely for purposes of marketing and advertising Cafes on behalf, and for the benefit, of all of the appropriate Franchisees or Licensees.

       iii. Neither SCC nor any Subsidiary has possession of or control over any other funds contributed by Franchisees or Licensees, Suppliers or any other person or entity for advertising purposes (national or regional), except the funds in the Ad Fund Accounts. Neither SCC nor any Subsidiary has collected or is currently holding any fees designated for use in any advertising program whether related to the Advertising Funds or otherwise.

       iv. Each Franchisor has operated and administered the Advertising Funds in compliance with laws, rules and regulations applicable thereto and in accordance with its fiduciary and legal responsibilities established in any governing documents of the Advertising Funds and in any other agreements or understandings entered into with franchisees, suppliers, vendors or others in connection therewith. As of the date hereof the Advertising Funds have no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities. There exists no basis for the assertion against the Advertising Funds, as of the date hereof or as of the Closing Date, of any material liability of any nature or in any amount.

  x.   Regional Cooperatives.  Schedule 6.x.  attached hereto contains a
       ---------------------   ---------------
       complete and correct list of all regional advertising cooperatives currently in existence and the addresses and owners of the Cafes that participate in each such cooperative.

  y.   Franchise Matters/UFOC.
       ----------------------

       i.   Schedule 6.u.i.  sets forth a true and complete list of (a) all
            -----------------
            states in which any Franchisor has registered its franchises for sale; (b) all states in which any Franchisor has received an official notice from the appropriate state officials that the Franchisor's offer to sell and the sale of its franchises are exempt from the registration provisions of such jurisdiction's franchise registration law; and (c) all other states where SCC or the Subsidiaries have sold or offered to sell franchises in which, in the opinion of SCC and the Principal Shareholders, the offer to sell and the sale of the Franchisor's franchises are exempt from the registration provisions thereof.

       ii. SCC has delivered to AFC true and correct copies of each Franchisor`s Uniform Franchise Offering Circulars ("UFOCs"), which are currently being used in connection with the offers to sell and the sales of its franchises. The UFOCS, and all UFOC's heretofore used by each Franchisor (a) comply in all material respects with all applicable federal and state laws and regulations pertaining to offers to sell and the sale of franchises, including, without limitation the Federal Trade Commission's Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures", 16 C.F.R. (S)436; and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       iii. All offers to sell and all sales of each Franchisor's franchises and development rights, whether made by the Franchisor, its officers, employees, agents or brokers, have been made in compliance with all applicable federal, state or foreign laws and regulations.


  z.   Other Agreements.  Except for the contracts, commitments and leases
       ----------------
       disclosed in Schedules 6.k.(5), 6.k.(7), 6.dd and 6.ll attached to the
                    -----------------------------------------
       Disclosure Statement and except for the Franchise Agreements and Development Agreements (collectively, the "SCC Contracts"), neither SCC, any Subsidiary, any Business, any Company-Owned Cafe nor either System is a party to (in its own name or as successor in interest), or bound by, any written or oral (i) contract or commitment involving any profit sharing, pension, bonus, percentage compensation, stock option or warrants, sick pay, vacation pay, severance pay, health care or other "fringe benefit" arrangement; (ii) lease or sublease with respect to any property real, personal or mixed, in which SCC, the Subsidiaries, the Businesses, the Company-Owned Cafes or the Systems is involved as either lessor, lessee, sublessor or sublessee; (iii) contract or commitment involving an obligation of SCC or any Subsidiary, any Business, any Company-Owned Cafe or the Systems; (iv) contract or commitment under which SCC or any Subsidiary has assumed, guaranteed, endorsed or otherwise become liable in connection with the obligation of any person, firm or corporation; (v) contract or commitment involving any loan or financing arrangement; (vi) barter or other trade or exchange arrangement; (vii) contract with any labor union; or (ix) other arrangement or understanding not included above. A true, correct and complete copy of each such SCC Contract, or a detailed description of any oral contract, is attached to the Schedule in which it is listed as a part thereof. Except at described on Schedule 6.z., all obligations to
                                                      ----
       or on the part of SCC or any Subsidiary under each SCC Contract has been duly and timely performed; no default exists with respect to any thereof, nor has any event occurred (or will occur as a result of the transactions contemplated hereby) which with the passage of time or giving of notice could cause a default to exist or cause the acceleration of any obligation of SCC or any Subsidiary or the creation of any lien or encumbrance on any asset of SCC or any Subsidiary.


  aa.  Licenses.  Schedule 6.aa.  attached hereto and made a part hereof
       --------   ----------------
       contains a complete listing of all governmental or regulatory licenses, permits and authorizations held by SCC and the Subsidiaries (collectively, the "Licenses"). Except for licenses that have been applied for and not yet granted, the Licenses are all in full force and effect and constitute all of the Licenses necessary to conduct the Businesses as they are now being conducted and operate the Company-Owned Cafes and the Systems as they are now being operated, and none of such Licenses will be impaired as a result of the transactions contemplated by this Agreement. Except as describe in Schedule 6.aa., Neither SCC nor any Subsidiary has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, or that it is in violation of, any such Licenses and to the Principal Shareholders' knowledge, there are not currently existing circumstances that are likely to result in a failure of SCC or any Subsidiary to comply with, or in a violation by SCC or any Subsidiary of, any such Licenses.

  bb.  Employees and Labor Matters.    Schedule 6.bb.  attached to the
       ---------------------------     ----------------
       Disclosure Statement is a list of (i) all employees (part-time and full-
       time) of SCC and the Subsidiaries; (ii) the rate of compensation payable to each such employee; and (iii)
       the accrued vacation pay and other benefits payable by SCC or the Subsidiary to each employee listed on Schedule 6.bb.. Neither SCC nor any
                                             --------------
       Subsidiary has made any promise or commitment, whether oral or in writing, to increase any employee's compensation or, except pursuant to the SCC Executive Performance Bonus Program, grant any bonus to any employee. Except as otherwise described in the Disclosure Statement, neither SCC nor any Subsidiary is a party to or has any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of its employees. Neither SCC nor any Subsidiary is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees. There is not now any formal organization activity among any of the employees of SCC or any Subsidiary, nor has SCC or any Subsidiary been charged with, or received notice of any threatened action with respect to, any unfair labor practice.


       SCC and the Subsidiaries have materially complied with all applicable federal, state and foreign laws and regulations concerning the employer/employee relationship and with all of their respective agreements relating to the employment of their employees, including without limitation provisions thereof relating to wages, bonuses, hours of work and payment of Social Security and other withholding taxes. Except as disclosed on Schedule 6.bb., neither SCC nor any Subsidiary is
                              --------------
       liable for any unpaid wages, bonuses or commissions, or any tax, penalty, assessment or forfeiture, for failure to comply with any of the foregoing.


  cc.  Interest in Franchisees, Developers, Suppliers, Restaurants and
       ---------------------------------------------------------------
       Competitors.  Except as set forth on Schedule 6.cc.  attached to the
       -----------                          ----------------
       Disclosure Statement and except for ownership of the Company-Owned Cafes, neither SCC nor any Subsidiary nor to the best knowledge and belief of each Principal Shareholder and SCC, any officer, director or employee of SCC or any Subsidiary, has any direct or indirect interest in any franchisee, developer, supplier or competitor of SCC or any Subsidiary or in any Cafe or any person from whom or to whom SCC or any Subsidiary leases any real or personal property, or in any other person with whom SCC or any Subsidiary is doing business, except as a wholesale and retail vendee of coffee in the ordinary course of business, whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations which does not exceed one percent (1%) of the issued and outstanding stock of any such corporation.

  dd.  Benefit Plans.  The employee benefit plans and agreements described on
       -------------
       Schedule 6.dd.  attached to the Disclosure Statement are the only
       ----------------
       employee benefit plans and agreements maintained by SCC and any of the Subsidiaries for the benefit of their shareholders, officers, directors, employees or independent contractors, including without limitation (i) any affirmative action plans or programs; (ii) current and deferred compensation, pension, profit sharing, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits and other employee benefit plans (as defined in Title I, Subtitle A, Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) for such shareholders, employees, directors, agents and independent contractors; and (iii) the medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits for such shareholders, employees, directors, agents and independent contractors, including any split-dollar life insurance policies, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as "Benefit Programs and Employment Policies." Except as disclosed on Schedule 6.dd., there are no
                                         --------------
       contributions or payments due with respect to any of the Benefit Programs and Employment Policies. Except as disclosed on Schedule 6.dd., SCC, each
                                                       --------------
       Subsidiary, and each Benefit Program and Employment Policy are or will be, within the time permitted by law, in material compliance with the provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") applicable to it. No Benefit Program or Employment Policy which is subject to the minimum funding standards of ERISA or the Code, if any, has incurred any material accumulated funding deficiency within the meaning of ERISA or the Code. Neither SCC nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Benefit Program or Employment Policy which is subject to Title IV of ERISA, if any. Except as disclosed on Schedule 6.dd., the
                                                            --------------
       assets of each Benefit Program and Employment Policy that are subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Benefit Program or Employment Policy which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Benefit Program or Employment Policy terminated, and are also sufficient to provide all other benefits due under the Benefit Program or Employment Policy. No event which constitutes a "reportable event" as defined in
       Section 4043 of ERISA has occurred and is continuing with respect to any Benefit Program or Employment Policy covered by ERISA.


       Neither SCC nor any Subsidiary has failed at any time to provide to the extent required by law, continuation coverage with respect to group health coverage to any former employee under the Consolidated Omnibus Budget Reconciliation Act of 1985, or any laws of any state to which SCC or any Subsidiary is subject.


  ee.  Environmental Compliance.
       ------------------------


       i. Neither SCC nor any Subsidiary is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, foreign or domestic, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the Businesses, the Corporate Assets or financial condition of SCC or any Subsidiary.

       ii. Neither SCC nor any Subsidiary has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) except as noted in Schedule 6.ee.; nor has SCC or any
                                        --------------
            Subsidiary received any
            notification that any hazardous waste, as defined by 42 U.S.C.
            (S)9601(14), any "pollutant or contaminant" as defined by 42 U.S.C
            (S)9601(33) and any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

       iii. Except as set forth on Schedule 6.ee., (i) no portion of SCC's or
                                   --------------
            any Subsidiaries' properties has been used for the handling, processing, storage or disposal of Hazardous Substances and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of its activities, neither SCC nor any Subsidiary has generated, nor is it generating, any Hazardous Substance on any of its properties, except to the extent that exhaust from SCC's roasting facility if deemed to be a Hazardous Substance; (iii) to the knowledge of the Principal Shareholders and SCC there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances by SCC or any Subsidiary on, upon, or into its properties, which releases would have a material adverse effect on the value of such properties. In addition, to the best knowledge of SCC and the Principal Shareholders, there have been no such releases on, upon, or into any real property or within one hundred (100) feet of any of the real properties of SCC or any Subsidiary, which, through soil or groundwater contamination, may have come to be located on and which would have a material adverse effect on the value of any real properties of SCC or any Subsidiary.


  ff.  No Material Changes or Facts.  Neither SCC nor any Principal Shareholder
       ----------------------------
       is aware of any fact relating specifically to the Businesses, the Company-Owned Cafes or the Systems including, but not limited to, material customer dissatisfaction, licensing problems, material supplier dissatisfaction, material equipment malfunction or material and unfavorable employee relations, which is likely to adversely affect the value of the Corporate Assets or the SCC Shares or prevent the conduct of the Businesses as presently conducted or the operation of the Company-Owned Cafes and the Systems as presently operated, except that, there is a risk that certain green bean coffee suppliers may not deliver on a timely basis green beans that have been purchased by SCC or Subsidiaries at comparably favorable prices. Neither SCC nor any Principal Shareholder is aware of any supplier, franchisee or developer which plans to terminate his, her or its relationship with any of the Businesses, any of the Company Owned Cafes or the Systems where such termination would have a material adverse effect on the Businesses.

  gg.  Insurance.  Schedule 6.gg.  contains a list of all policies of insurance,
       ---------   ----------------
       surety bonds and letters of credit maintained by SCC and each of the Subsidiaries, which list is true, complete and accurate in all material respects as of the date hereof. Neither SCC not any Subsidiary is in default with respect to its obligations under any such policies. All of such policies are sufficient for compliance with all requirements of law and all contracts, leases and other agreements to which SCC or any Subsidiary is a party. Neither SCC nor any Subsidiary has failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Such policies and binders are in full force and effect on the date hereof and will continue to be kept in full force and effect on substantially equivalent terms through the consummation of the transactions contemplated hereby except to the extent policies expire and are replaced in the ordinary course of business with policies and binders on substantially equivalent terms.

  hh.  Further Assurances.  SCC and each Principal Shareholder shall, at any
       ------------------
       time and from time to time after the date of this Agreement, upon the reasonable request of AFC, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further documents as may be necessary and appropriate to confirm or perfect the transactions contemplated by this Agreement.

  ii.  Brokers and Finders.  Except as set forth in Schedule 6.ii., neither SCC,
       -------------------                          --------------
       any Subsidiary nor any Principal Shareholder has employed any investment banker, broker, agent or finder or incurred any liability for any investment banking fees, brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

  jj.  No Material Adverse Changes.  Since  November 30, 1997, there has not
       ---------------------------
       been (i) any transaction or transactions by SCC or any Subsidiary which, either individually or in the aggregate, are materially adverse; (ii) any change in the financial condition, operations, properties or assets of the Businesses, the Company-Owned Cafes or the Systems, except changes in the ordinary course of business, none of which have been, individually or in the aggregate, materially adverse; (iii) any damage or destruction to, or loss of, any material assets of SCC or any Subsidiary; (iv) any mortgage, pledge, grant of a security interest or other encumbrance of any tangible assets of SCC or any Subsidiary; (v) with respect to SCC and the Subsidiaries, any material contract canceled or any notice received with respect to any such contract terminating or threatening termination of any such contract; or (vii) any material adverse change in the gross sales or gross profits of SCC or any Subsidiary.

  kk.  Products Liability and Warranties.  There are no product liability,
       ---------------------------------
       warranty claims or other claims existing or, to the best knowledge and belief of SCC and the Principal Shareholder, threatened against SCC or any Subsidiary which relate to the products sold or distributed by SCC, any Subsidiary or any Franchisee.

  ll.  Suppliers.    Schedule 6.ll.  attached to the Disclosure Statement sets
       ---------     ----------------
       forth a true, correct and complete list of each material Supplier who has furnished inventory or other merchandise to SCC, any Subsidiary or the Franchisees at any time since January 1, 1995; also, attached to Schedule
                                                                        --------
       6.ll.  is a true and correct copy of each written agreement, and a
       -----
       description of the terms of any oral agreement, with any Supplier relating to any of the Businesses, any of the Company-Owned Cafes or the Systems (to the extent not disclosed on Schedule 6.ll). Except as set
                                                -------------
       forth on Schedule 6.ll, no Supplier is a sole source of supply of any
                -------------
       good or service used by SCC, any Subsidiary or the Franchisees.   In the
       reasonable business judgment of the Principal Shareholders, SCC and the Subsidiaries have good business relationships with each Supplier. None of the Suppliers has (i) canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate its relationship with SCC, any Subsidiary or any Franchisee; or (ii) since January 1, 1995, decreased materially, or threatened to decrease or limit materially, its services, supplies or materials sold or furnished to SCC, any Subsidiary or any Franchisee where such action would have a material adverse effect on SCC or the Subsidiaries.


  mm.  Accounts and Notes Payable.  All accounts and notes payable of each of
       --------------------------
       SCC and the Subsidiaries are currently within their respective terms or understandings and are not in default or otherwise past due. SCC and the Subsidiaries acknowledge that, prior to or at closing, all Debt of SCC and the Subsidiaries will either be satisfied in full or the amount thereof deducted from the Net Closing Payment as provided in Paragraph 1(b)(2) above. For purposes of this Agreement, the term "Debt" shall mean all liabilities and obligations of SCC and the Subsidiaries (including all long-term and current portions of any debt, and all capital leases, but excluding the WC Line of Credit, as defined below) other than accounts payable incurred in the ordinary course of business and not past due more than ninety (90) days and accrued liabilities relating to employee compensation and benefits. It is acknowledged and agreed that the certain working capital line of credit from U.S. Bank (the "WC Line of Credit") shall be assumed or paid by AFC or the Surviving Corporation at Closing. The Principal Shareholders represent and warrant that the outstanding principal balance of the WC Line of Credit as of December 28, 1997 was $3,338,837.


  nn.  Disclosure.  No representation or warranty by SCC or any Principal
       ----------
       Shareholder contained in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of SCC or any Principal Shareholder pursuant to this Agreement, nor any document or certificate delivered to AFC pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.


  oo.  Exhibits and Schedules.  All Exhibits and Schedules prepared or to be
       ----------------------
       prepared by or on behalf of SCC, any Subsidiary or SCC Shareholders are or will be attached hereto or to the Disclosure Schedule and made a part hereof on or before the Closing Date and are or shall be true, correct and complete. SCC and the Principal Shareholders have delivered, or will deliver prior to the Closing Date, to AFC, a true, correct and complete copy of all Exhibits and Schedules (and attachments thereto) required to be delivered by them pursuant to this Agreement. Each Schedule shall be deemed to apply to the entire Agreement and any omission from any Schedule that appears on another Schedule, shall be deemed to be included in such Schedule.

  pp.  Knowledge of SCC.  Whenever used herein, the term "knowledge of SCC" or
       ----------------
       "SCC's knowledge" shall be deemed to include the knowledge of Larry McDonald, Kimberly Beach, Lee Brettin, Jim Clark, Pat McCarthy and Matt Galvin. The term "knowledge of the Principal Shareholders" or the "Principal Shareholders' knowledge" or "best knowledge" shall mean the actual knowledge of such Principal Shareholder.

  7.   REPRESENTATIONS AND WARRANTIES OF AFC AND MERGERCO.  AFC and MergerCo.
       --------------------------------------------------
hereby represent and warrant as follows, which representations, warranties and covenants set forth herein shall be true and correct on the Closing Date and shall survive the consummation of the transactions hereunder:


  a.   Organization and Good Standing.  AFC and MergerCo are corporations duly
       ------------------------------
       organized, validly existing and in good standing under the laws of, with respect to AFC, the State of Minnesota and with respect to MergerCo, the State of Georgia.

  b.   Corporate Authority.  AFC and MergerCo have taken all necessary corporate
       -------------------
       action to authorize the execution, delivery and performance of the Transaction Documents to which AFC and MergerCo are a party, and AFC and MergerCo have the power to make, deliver and perform their respective obligations under the Transaction Documents.

  c.   Enforceability.  The Transaction Documents, when executed, will
       --------------
       constitute the valid obligation of AFC and MergerCo, legally binding upon them and enforceable against them in accordance with their respective terms.

  d.   Consents.  No consent or approval of any other party, including, but not
       --------
       limited to, any lending institution or any governmental authority, bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement which has not been obtained.

  e.   No Violation.  The execution, delivery, and performance of the
       ------------
       Transaction Documents will not violate the provisions of (i) AFC's or MergerCo's Articles of Incorporation or by-laws; (ii) any mortgage, indenture, security agreement, contract, undertaking or other agreement to which AFC or MergerCo is a party or which is binding upon AFC or MergerCo or any of their property or assets; or (iii) any law, regulation, judgment or order which is binding upon AFC or MergerCo or any of their property or assets.

  f.   Disclosure.  No representation or warranty by AFC or MergerCo contained
       ----------
       in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of AFC or MergerCo pursuant to this Agreement, nor any document or certificate delivered to SCC pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

  g.   Investment Intent.  AFC is acquiring the SCC Shares for its own account
       -----------------
       and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

  h.   Brokers and Finders.  Neither AFC nor MergerCo have employed any
       -------------------
       investment banker, broker, agent or finder or incurred any liability for any investment banking fees, brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

  i.   Title to AFC Shares. Upon issuance and delivery by AFC, the SCC
       -------------------
       Shareholders shall own good title to the AFC Shares, free and clear of any liens, claims and assessments. The AFC Shares shall be validly issued, fully paid and non-assessable.


  8.   PRE-CLOSING COVENANTS REGARDING SCC AND THE PRINCIPAL SHAREHOLDERS.  SCC
       ------------------------------------------------------------------
and the Principal Shareholders, jointly and severally, covenant that prior to
Closing:


  a.   Conduct of Businesses/Operation of System.  SCC and the Subsidiaries
       ------------------------------------------
       shall carry on their respective Businesses and operate the Company-Owned Cafes and the Systems in the ordinary course in substantially the same manner as they were carried on and operated prior to the execution of this Agreement and as contemplated in the Business Plan (including, without limitation, operating substantially in accordance with current budgets, expansion plans, capital expenditure plans and the like and retaining and handling all cash and cash equivalents in a manner consistent with prior practices) and, to the extent consistent therewith, use all reasonable efforts, in good faith, to preserve its relationship with Franchisees, Developers, Suppliers and others having business dealings with them to the end that such Businesses, as going concerns, and the Company-Owned Cafes and the Systems shall be unimpaired at the Closing. Without limiting the foregoing, SCC shall not draw down or otherwise utilize the proceeds of the WC Line of Credit to (i) reduce Debt, except to the extent necessary to make payments on interest or to meet scheduled obligations to make payments on principal, or (ii) for any purpose other than payment of trade payables and funding the purchase of assets of SCC in the ordinary course of business. If and to the extent that SCC makes payments after December 28, 1997 and prior to Closing against the principal amount (but not the interest) of any Debt, then the amount the amount of such principal payment(s) shall be deducted from the Base Purchase Price. In no event shall the outstanding principal balance on the WC Line of Credit exceed, at any time and at Closing, Five Million Dollars ($5,000,000).


  b.   Obligations.   SCC and the Subsidiaries shall perform all of their
       -----------
       obligations under all agreements, contracts and instruments relating to or affecting the Corporate Assets, the Businesses, the Company-Owned Cafes and the Systems.

  c.   Compliance.   SCC and the Subsidiaries shall comply in all material
       ----------
       respects with all Applicable Laws.

  d.   Other Agreements.   SCC and the Subsidiaries shall not enter into or
       ----------------
       assume any agreement, contract or commitment disposing of or altering any of the Corporate Assets outside the ordinary course of business; and the Principal Shareholders shall not enter into any agreement, contract or commitment disposing of, or impairing their ability to convey, all or any portion of the SCC Shares pursuant to the Merger.

  e.   Maintain Property.   SCC and the Subsidiaries shall maintain, at their
       -----------------
       sole expense, all of their property in customary repair, order and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted.

  f.   No Contracts or Commitments.   Neither SCC nor any Subsidiary shall enter
       ---------------------------
       into any contract relating to the Businesses, the Company-Owned Cafes or the Systems extending beyond the date of the Closing with either (i) a value in excess of $50,000 or (ii) which cannot be terminated by SCC or the Subsidiary without cost or penalty upon no more than sixty (60) days written notice, without AFC's written approval, including without limitation Franchise Agreements and Development Agreements.

  g.   No Borrowings.  Neither SCC nor any Subsidiary shall assume, guarantee,
       -------------
       endorse or otherwise become responsible, directly or indirectly, for the obligations of any other individual, firm or corporation, except as may be approved in writing by AFC.

  h.   Compensation and Bonuses.  Neither SCC nor any Subsidiary shall increase
       ------------------------
       the formula in the compensation payable or to become payable to any officers, or make any bonus payment or arrangement to or with any officer, except for the formula as existed during SCC and each Subsidiary's last fiscal or calendar year.

  i.   Maintain Books.  SCC and the Subsidiaries shall continue to maintain
       --------------
       their books of account and records in the usual, regular and ordinary manner.

  j.   Distributions/SCC Shares.  Neither SCC nor the Subsidiaries shall make
       ------------------------
       any distributions of cash or other property (other than to pay normal operating expenses) to the SCC Shareholders or to any other party and shall not issue or grant any rights to acquire any SCC Shares or shares of stock of any of the Subsidiaries without the prior written consent of AFC. In addition, neither SCC nor the Principal Shareholders shall enter into any agreement, contract or commitment disposing of or affecting their SCC Shares; provided, however, that SCC may modify its existing stock option plan and certain existing stock option agreements entered into pursuant thereto, to accelerate the vesting of options that have been held for less than one (1) year to acquire up to One Hundred Fifty Thousand (150,000) SCC Shares.

  k.   Maintain Insurance.  SCC and the Subsidiaries shall maintain insurance
       ------------------
       upon all of their respective Corporate Assets and with respect to the conduct of their respective Businesses in at least such amounts and of such kinds as are listed on Schedule 6.gg attached to the Disclosure
                                   -------------
       Statement.


  l.   No Sale of Assets.  Neither SCC nor any Subsidiary shall sell, dispose of
       -----------------
       or encumber, directly or indirectly, any of its assets or engage in any activity or transaction, except in the ordinary course of business.


  m.   No Mortgages.  Neither SCC nor any Subsidiary shall subject any of its
       ------------
       assets to any mortgage, pledge or lien.

  n.   No Modification of Contracts.  Neither SCC nor any Subsidiary shall
       ----------------------------
       modify, amend, cancel or terminate any existing agreement or arrangement relating to the Businesses involving any obligation with a value in excess of $50,000, except in the ordinary course of business and not enter into any transaction involving the exchange of ownership of any Cafes operated by Franchisees for retail units currently operated by any other entity or under any other name without the written consent of AFC.

  o.   Litigation, Etc.  SCC and the Principal Shareholders shall promptly
       ----------------
       notify AFC in writing of any judgments, orders or decrees entered or any suits, actions, claims, administrative proceedings or labor negotiations instituted, threatened or asserted by or against SCC, any Subsidiary or any SCC Shareholder, after the date of this Agreement and before the Closing, which have or may reasonably be expected to have a materially adverse effect on SCC, any SCC Subsidiary or any of the SCC Shares.

  p.   Notice of Changes.  SCC and the Principal Shareholders shall promptly
       -----------------
       advise AFC in writing of any adverse change in the financial condition, operation, business, properties or prospects of SCC or any Subsidiary relative to the Corporate Assets, the Businesses, the Company-Owned Cafes, and the Systems.

  q.   Cooperation.  SCC and the Principal Shareholders shall cooperate with AFC
       -----------
       in securing all necessary licenses, approvals, consents and estoppel letters required by this Agreement.


  9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF AFC.  The following shall
       ------------------------------------------
constitute conditions precedent to AFC's obligations to consummate the transactions contemplated herein, and the failure of any such condition shall give AFC the option of terminating this Agreement:


  a.   Due Diligence Review.  AFC shall be satisfied with its findings in the
       --------------------
       Due Diligence Review, which conditions shall either be waived or satisfied by AFC in writing to SCC on or before (i) January 31, 1998 or
       (ii) if the Closing Date is extended in accordance with Paragraph 3 hereof, the earlier of the Closing Date or February 21, 1998; otherwise, this Agreement shall terminate.

  b.   Financing.  AFC shall have obtained financing for the full amount of the
       ---------
       Cash Portion of the Purchase Price payable at Closing upon terms and conditions satisfactory to it, which condition shall be satisfied or waived by AFC in writing to SCC on or before (i) January 31, 1998 or
       (ii) if the Closing Date is extended as provided in Paragraph 3 hereof, until the earlier of the Closing Date or February 21, 1998; otherwise this Agreement shall terminate.

  c.   Representations and Warranties.  The representations and warranties of
       ------------------------------
       SCC and the Principal Shareholders contained herein shall be true and correct as of Closing in all material respects; SCC and the Principal Shareholders shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by them, in each case, in all material respects; and, SCC and the Principal Shareholders shall have delivered to AFC a certificate to such effect.

  d.   Legal Opinion.  AFC shall have received the favorable legal opinion of
       -------------
       Hillis Clark Martin & Peterson, counsel for SCC and the SCC Shareholders, dated as of the Closing Date, in form and substance acceptable to counsel for AFC.

  e.   Absence of Changes.  Since the date of this Agreement there shall not
       ------------------
       have occurred any material adverse change in the financial condition of SCC and the Subsidiaries.

  f.   Approvals.  All actions, proceedings, instruments and documents required
       ---------
       to carry out this Agreement, or incidental thereto, and all other related legal matters, shall have been approved by counsel for AFC, which approval shall not be unreasonably withheld.


  g.   Actions.  No action, suit or proceeding shall have been instituted before
       -------
       a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the satisfaction of AFC.

  h.   Governmental Consents.  Necessary approvals shall have been obtained from
       ---------------------
       the Justice Department and Federal Trade Commission and any state and foreign regulatory bodies under Applicable Laws, including without limitation the HSR Act.

  i.   Agreements.  Larry McDonald shall have entered into Non-Competition and
       ----------
       Confidentiality Agreement. Umberto Bizzarri and AFC (or the Surviving Corporation) shall have entered into a consulting agreement (the "Consulting Agreement") containing such terms and conditions as shall be mutually acceptable to the parties thereto.

  j.   Consents.  AFC shall have received written consents of any party to any
       --------
       contract which may, in the opinion of AFC's counsel, be required in connection with the transactions contemplated hereby.

  k.   Release of Liens.  All liens and encumbrances listed on Schedule 6.k
       ----------------                                        ------------
       shall have been satisfied in full and released except for liens and encumbrances in connection with the WC Line of Credit, in the event AFC or the Surviving Corporation elect not to pay off or otherwise satisfy the WC Line of Credit at Closing.

  l.   Landlord Estoppel Letters/Nondisturbance.  SCC and each Subsidiary shall
       ----------------------------------------
       have received an estoppel letter (the "Landlord Estoppel Letters"), in form and substance satisfactory to AFC, from each landlord under the Premises Leases. The Landlord Estoppel Letter for each Premises Lease shall include (i) standard estoppel language; (ii) the landlord's consent, if required, to the consummation of the Merger; (iii) the landlord's consent to SCC or the Subsidiary's mortgaging of its leasehold interest in the Premises to AFC's lenders; (iv) landlord subordination, nondisturbance and attornment provisions. In addition, and where applicable, mortgagee's of any Leased Premises shall provide a nondisturbance agreement in favor of AFC and AFC's lenders.

  m.   Franchisee/Developer Estoppel Letters.  Each Franchisor shall have
       -------------------------------------
       received estoppel letters (the "Franchisee Estoppel Letters"), in form and substance satisfactory to AFC from each of its Franchisees and Developers.

  n.   SCC Payment of Debts.  SCC and the Subsidiaries shall have paid all of
       --------------------
       their Debt or the appropriate adjustment to the Net Closing Payment shall have been agreed upon by SCC and AFC.

  o.   Investment Letters and Shareholder Agreement.  Each SCC Shareholder who
       --------------------------------------------
       will receive AFC Shares in the Merger shall execute an investment letter (an "Investment Letter") in form and substance satisfactory to AFC.
       Each SCC Shareholder who will receive AFC Shares in the Merger shall execute the Shareholders Agreement.

  p.   Acquisition Rights Termination Agreements.  Each of the SCC Acquisition
       -----------------------------------------
       Rights Holders shall have executed and delivered to Funding Agent an Acquisition Right Termination Agreement.

  q.   Dissenting SCC Shareholders.  The Dissenting Shares shall not exceed, in
       ---------------------------
       the aggregate, more than five percent (5%) of the SCC Shares issued and outstanding as of the Effective Time.

  r.   Audited Financial Statement.  AFC shall have received the audited
       ---------------------------
       Financial Statement for the twelve (12) month period ending September 30, 1997 and such statement shall be consistent, in all material respects, with the 1997 Unaudited Statement, except for normal year end adjustments.


  10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF  THE PRINCIPAL SHAREHOLDERS.  The
       ------------------------------------------------------------------
following shall constitute conditions precedent to the Principal Shareholders' obligations to consummate the transactions contemplated herein, and the failure of any such condition shall give the Principal Shareholders the option of terminating this Agreement (which shall result in termination of this Agreement in full):


  a.   Representations and Warranties.  The representations and warranties of
       ------------------------------
       AFC contained herein shall be true and correct as of Closing; AFC shall have complied with, performed or satisfied all agreements, covenants and conditions required by this Agreement to be complied with, performed or satisfied by it; and, AFC shall have delivered to the Principal Shareholders a certificate to such effect.


  b.   Legal Opinion.  The Principal Shareholders shall have received the
       -------------
       favorable legal opinion of Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., counsel for AFC, dated as of the Closing Date, in form and substance acceptable to counsel for the Principal Shareholders.


  c.   Approvals. The consummation of the Merger and the transactions
       ---------  ---------------------------------------------------
       contemplated herein, shall have been approved by at least 66 2/3% of the
       -------------------
       SCC Shareholders and counsel for SCC, which approval shall not be unreasonably withheld.

  d.   Actions.  No action, suit or proceeding shall have been instituted before
       -------
       a court or governmental body, or instituted or threatened by any governmental agency or body, to restrain or prevent the carrying out of the transactions contemplated hereby, which shall not have been disposed of to the satisfaction of the Principal Shareholders.

  e.   Governmental Consents.  Necessary approvals shall have been obtained from
       ---------------------
       the Justice Department and Federal Trade Commission and any state and foreign regulatory bodies under Applicable Laws, including without limitation the HSR Act.

  11.  DOCUMENTS DELIVERED AT CLOSING.  Execution and delivery  of the following
       ------------------------------
documents, in form and substance acceptable to counsel for AFC and the Principal Shareholders, shall also be conditions precedent to Closing:


  a.   the Washington Merger Certificate and the Georgia Merger Certificate;;

  b. delivery to the Funding Agent of the Cash Portion of the Purchase Price (less the Holdback Funds), the AFC Share Portion of the Purchase Price and the Acquisition Rights Portion of the Purchase Price and execution of the Escrow Agreement contemplated in connection therewith;

  c. the Non-Competition and Confidentiality Agreement and the Consulting Agreement;

  d.   updated Schedules 6.k.(4) and 6.u.x;

  e. the Certificates of the Secretaries, of AFC, SCC, each Subsidiary and each corporate SCC Shareholder, if any, certifying as true and correct a copy of such party's Articles of Incorporation, By-Laws (and all amendments thereto) and resolutions approving the transactions contemplated by this Agreement dated as of the Closing Date;

  f. a certificate of good standing as to AFC, SCC and each Subsidiary issued not more than fifteen (15) days prior to the Closing Date by the Secretary of State of the state of its incorporation;

  g.   the "bring down" certificates described in Paragraphs 4.c.  and 5.a.
       hereof;


  h.   the legal opinions described in Paragraphs 4.d.  and 5.b.  hereof;


  i.   the Landlord Estoppel Letters and Mortgagee Nondisturbance Letters;

  j.   the Franchisee Estoppel Letters;

  k.   the Shareholders Agreement;

  l.   the Investment Letters;

  m. the resignation of the officers and directors of SCC and the Subsidiaries required in Paragraph 1.a.(6) above;

  n.   the Acquisition Rights Termination Agreements;

  o.   the exchange of the SCC Acquisition Rights for AFC Acquisition Rights;

  p. such other documents as shall be necessary to evidence compliance by AFC, SCC and the SCC Shareholders with the terms and conditions set forth in this Agreement.

As used in this Agreement, "Transaction Documents" means, collectively, this Agreement, the Non-Competition and Confidentiality Agreements, the Shareholders Agreement, the Investment Letters, the Escrow Agreement and the Acquisition Rights Termination Agreements.

  12.  INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDERS.
       ---------------------------------------------


  a.   General.  The Principal Shareholders, jointly and severally, hereby agree
       -------
       to indemnify, defend and hold harmless AFC, SCC and the Subsidiaries on demand, from and against any and all loss, liability, claim cost, damage or deficiency, including interest, penalties, and reasonable attorneys' fees, (herein, collectively referred to as a "Loss") arising out of or due to:


       i. a breach of, or inaccuracy in, any representation or warranty made by any Principal Shareholder or SCC or any of them, and contained in this Agreement or in any certificate, document or instrument delivered to AFC pursuant hereto or in connection herewith, or any nonfulfillment of any covenant made by any Principal Shareholder or SCC, or any of them, contained herein or in any certificate, document or instrument delivered to AFC pursuant hereto or in connection herewith;


       ii. any and all Tax Obligations for any period prior to the Closing Date not reserved for in the Financial Statements;

      iii.  any Debt of SCC and the Subsidiaries; and

       iv. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


  b.   Offset.   Upon prior written notice to the Principal Shareholders
       ------
       specifying in reasonable detail the basis for such set-off, prior to payment of the Holdback Funds, the Contingent Payment, or distributions from the Escrow, AFC may offset from such payments or withdraw from the Escrow, pro rata as to each SCC Shareholder and each SCC Acquisition Rights Holder in proportion to such SCC Shareholders' and SCC Acquisition Rights Holders' percentage of such funds as reflected on Schedule 1.c.
                                                                -------------
       (a) any amounts previously applied by AFC, the Surviving Corporation or the Subsidiaries to satisfy the indemnification obligations of the Principal Shareholders as set forth herein; and (b) the amount (as estimated by AFC in good faith) of any outstanding, but unliquidated, claims for indemnification made by AFC, the Surviving Corporation or the Subsidiaries against the Principal Shareholders prior to the expiration of the applicable periods (the "Estimated Claims"). Any such remaining Holdback Funds (after expiration of the Escrow Period) or Contingent Payment not applied to any such indemnification obligations shall be paid to the Funding Agent for disbursement as provided above. The right of offset described in this Section 12.b shall be AFC's exclusive remedy with respect to claims for indemnification or otherwise against the SCC Shareholders under this Section 12. The right of offset described in this Section 12.b. shall be satisfied proportionately with respect to the cash, AFC Shares and AFC Acquisition Rights composing a part of the Holdback Funds, the Escrow or the Contingent Payment, as the case may be.

  c.   Survival.  The obligation to indemnify contained herein shall survive the
       --------
       Closing; provided, however, that such obligation shall terminate on the following dates with respect to the following categories of claims:


       i. On the first anniversary of the Closing Date, the obligation to indemnify shall terminate with respect to all claims not heretofore made arising under this Agreement except claims arising under
            Section 6.m (Taxes), Section 6.t (Proprietary Rights), Section 6.dd (Benefit Plans), Section 6.ee (Environmental Compliance), Section 6.q. (OSHA), Section 6.q. (Food & Drug Administration Compliance) and fraud or any intentional misrepresentations of SCC, any Subsidiary or the Principal Shareholders.

       ii. On the second anniversary of the Closing Date, the obligation to indemnify shall terminate with respect to claims not heretofore made arising under Section 6.t (Proprietary Rights), Section 6.dd (Benefit Plans), Section 6.ee (Environmental Compliance), Section 6.q. (OSHA), and Section 6.q. (Food & Drug Administration Compliance).

      iii. On the third anniversary of the Closing date, all of the obligations to indemnify contained herein and otherwise except for claims heretofore made shall terminate, after which, the Principal Shareholders shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation.


  d.   Limitations on Amount.
       ---------------------


       i. With respect to any claims asserted on or before the first anniversary of the Closing Date, the Principal Shareholders shall have no liability (for indemnification or otherwise) until the total Losses with respect to indemnifiable claims exceeds $100,000, and then only for the amount by which such Losses exceeds $100,000. In no event shall the aggregate liability of the Principal Shareholders with respect to claims made on or before the first anniversary of the Closing exceed the total amount of the Deferred Payment and the Contingent Payment described in Section 1.f, notwithstanding whether the Contingent Payment is earned.

       ii. With respect to any claims asserted after the first anniversary of the Closing and before the third anniversary of the Closing, the Principal Shareholders shall have no liability (for indemnification or otherwise) until the total Losses with respect to indemnifiable claims exceeds $200,000, and then only for the amount by which such Losses exceeds $100,000. In no event shall the aggregate liability of the Principal Shareholders with respect to claims made after the first anniversary exceed the amount of the Deferred Payment.

  e.   Tax Effect and Insurance.  The liability of the Principal Shareholders
       ------------------------
       under this Section shall be reduced by the tax benefit actually realized and any insurance proceeds received by the indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved as provided in Section 15 of this Agreement.


  13.  INDEMNIFICATION BY AFC.
       ----------------------


  a.   General.   AFC hereby agrees to indemnify, defend and hold harmless the
       -------
       Principal Shareholders from and against any and all loss, liability, damage or deficiency (including interest, penalties, and reasonable attorney's fees) arising out of or due to:


       i. A breach of, or inaccuracy in, any representation or warranty made by AFC and contained in this Agreement or in any certificate, document or instrument delivered to the Principal Shareholders pursuant hereto or in connection herewith, or any nonfulfillment of any covenant made by AFC contained herein or in any certificate, document or instrument delivered to SCC pursuant hereto or in connection herewith; and

       ii. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


  b.   Survival.  The obligation to indemnify contained herein shall survive the
       --------
       Closing for a period of one (1) year; provided, however, that any Loss arising from fraud or any intentional misrepresentations of AFC shall survive the maximum period allowable pursuant to any applicable statute of limitations.


  c.   Limitations.  AFC's maximum liability for indemnification hereunder
       -----------
       (exclusive of its obligations to make payment of the Holdback Funds and the Contingent Payment) shall not exceed the sum of Seven Million Six
       Hundred Thousand Dollars ($7,600,000).   Except for its obligations to
       make payment of the Holdback Funds and Contingent Payment, AFC shall have no liability (for indemnification or otherwise) until the total Losses with respect to indemnifiable claims exceeds $100,000, and then only for the amount by which such Losses exceeds $100,000.


  14.  NOTICE OF CLAIMS.  Each party entitled to indemnification under Paragraph
       ----------------
12 or Paragraph 13 above (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 14 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


  15.  DISPUTE RESOLUTION.
       ------------------


  a.   Mediation.  No party hereto shall commence an arbitration proceeding
       ---------
       pursuant to the provisions of subparagraph b. below unless such party shall first give a written notice (a "Dispute Notice") to the other party or parties setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation in Chicago, Illinois under the Commercial Mediation Rules of the American Arbitration Association in effect on the date of this Agreement. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the presiding judge of the Cook County Superior Court. If the dispute has not been resolved by mediation as provided above within sixty (60) days after the delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of subparagraph b. hereof.

  b.   Arbitration.  Any controversy, claim or dispute of whatever nature
       -----------
       arising between the parties, including but not limited to those arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement, whether such claim existed prior to or arises on or after the date of this Agreement, including the determination of the scope of this agreement to arbitrate (which is not settled through mediation as provided in subparagraph a. above) shall be determined by arbitration in Chicago, Illinois by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and its Supplementary Procedures for Large, Complex Disputes, except that (a) every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law as a partner in a highly respected law firm for at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters, with experience in the field of franchise law and
       (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA and any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA within thirty (30) days after the AAA transmits to the parties its first list of potential arbitrators, the presiding judge of the Cook County Superior Court shall designate three persons who, in his or her opinion, meet the criteria set forth herein, which designees may include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three (3) designees on a peremptory basis within ten (10) after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two (2) of such designees have been stricken by the parties, the unstricken designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base his or her award on applicable law and judicial precedent and, unless all parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

  c.   Limited Judicial Review of Arbitration Award  Notwithstanding the
       --------------------------------------------
       foregoing, upon the application by any party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the court) that the findings of fact made by the arbitrator shall be binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

  d.   Costs and Attorneys Fees.  If any party fails to proceed with mediation
       ------------------------
       or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such mediation or arbitration or defending against the attempt to stay, vacate or modify such mediation or arbitration award and/or successfully defending or enforcing the award.


  16.  TERMINATION.
       -----------


  a. In addition to the other rights to terminate this Agreement set forth above, this Agreement shall automatically terminate or may be terminated prior to the Closing as hereinafter provided:


       i. This Agreement may be terminated upon the written consent of all of the parties hereto.


       ii. This Agreement shall terminate if the Closing shall not have occurred on or before the Closing Date.

  b. In the event of the termination of this Agreement pursuant to this Paragraph 16 or as otherwise expressly provided herein, this Agreement shall forthwith become void and have no effect and there shall be no obligation or liability on the part of any party hereto or his or its officers, directors, shareholders, heirs, legal representatives, successor or assigns; provided, however, that nothing herein shall
                             --------  -------
       relieve any party from liability for any breach hereof.


  17.  PUBLICITY.  There shall be no public announcement or comments with
       ---------
respect to this Agreement or the transactions contemplated hereby, except as mutually agreed by AFC and SCC; provided, however, that such announcements as are required by law or governmental regulation may be made without mutual agreement, and if time or circumstance makes prior consultation between the parties impractical, unnecessary or otherwise not feasible, in such event, the party making such announcement shall notify the other party as soon as practicable thereafter.

  18.  PROFESSIONAL FEES/BROKERS.    AFC shall be solely responsible for all
       -------------------------
brokers fees, attorneys' fees, other professional fees and expenses incurred by it in connection with the transactions contemplated by this Agreement and the Principal Shareholders shall be responsible for all of such fees and expenses incurred by them, SCC and the SCC Shareholders in connection with the transactions contemplated by this Agreement and in connection with claims of dissenting shareholders, if any.


  19.  BENEFIT.  This Agreement shall be binding upon and inure to the benefit
       -------
of the parties hereto and their respective heirs, administrators, executors, assigns and successors.

  20.  NOTICES.  Notice to be given to any party under this Agreement shall not
       -------
be effective unless in writing and hand delivered or mailed by certified or registered mail to the relevant party at the address stated below, or sent by telex or telecopy to the party to be notified at the telex or facsimile number stated below (with a copy mailed to the address stated below):

       In the case of SCC:


            Seattle Coffee Company
            1321 Second Ave., Suite 201
            Seattle, WA 98101
            Attn: Larry McDonald
            Fax No. (206) 442-2468


       with copy to:


            Hillis Clark Martin & Peterson, P.S.
            1221 Second Ave., Suite 500
            Seattle, WA 98101
            Attn: Matthew P. Smith
            Fax No.: (206) 623-7789

       In the case of the Principals Shareholders:


            Larry McDonald
            7204 North Mercer Way
            Mercer Island, WA 98040
            Fax No.  (206) 232-0803

       with copy to:


            Hillis Clark Martin & Peterson, P.S.
            1221 Second Ave., Suite 500
            Seattle, WA 98101
            Attn: Matthew P. Smith
            Fax No.: (206) 623-7789


       or in the case of AFC:


            AFC Enterprises, Inc.
            Six Concourse Parkway
            Suite 1700
            Atlanta, Georgia 30328
            Attn:  Samuel N.  Frankel, Esq.
            Fax No.  770-353-3060


       with a copy to:


            Cohen Pollock Merlin Axelrod & Tanenbaum, P.C.
            2100 RiverEdge Parkway
            Suite 300
            Atlanta, Georgia  30328
            Attn:  H.  Stephen Merlin, Esq.
            Fax No.  770-858-1277


Notice by certified mail shall be deemed to be received three business days after mailing of the same. All other notices shall be deemed to have been given on the date of receipt thereof. Any party may change its address, or its telex or telecopy number by giving notice of such change in the manner provided herein.

  21.  GOVERNING LAW.  Each party hereto expressly submits for himself and
       -------------
itself, and any legal action or proceeding relating to this Agreement (to the extent not prohibited by Paragraph 15 hereof) or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of Georgia, the courts of the United States of America for the Northern District of Georgia; and appellate courts from any thereof; consents that any action or proceeding shall be brought in such courts and waives any objection that it or he may now or hereafter have to the venue of any such action or proceeding in any such court; and agrees that service of process of any such action may be made, in addition to any method provided by law, in the same manner as notices are to be given under this Agreement. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and governed by the substantive law of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

  22.  CONSTRUCTION.  In the event any parts of this Agreement are found to be
       ------------
void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

  23.  EXECUTION OF AGREEMENT.  This Agreement may be executed in one or more
       ----------------------
counterparts, each of which shall constitute an original, but all together of which shall constitute but a single document.

  24.  ENTIRE AGREEMENT.  This Agreement, together with the written agreements
       ----------------
executed contemporaneously herewith, contain the entire Agreement of the parties hereto, and no representations, warranties, covenants or agreements, not embodied or incorporated herein, oral or otherwise, shall be of any force of effect.

  25.  HEADINGS.  The headings or titles of the paragraphs of this Agreement are
       --------
for convenience only, are not a part of this Agreement and shall not be used as an aid in the construction of any provision hereof.


  26.  WAIVER.  A waiver of any breach hereunder by any party hereto shall not
       ------
constitute a waiver by such party of any other breach or a waiver by such party of the same breach on any other occasion; and, to be effective, any waiver hereunder must be in writing.


  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed and delivered their duly authorized officers, as of the day and year first above written.


                                     SCC:



                                     SEATTLE COFFEE COMPANY

ATTEST:



By:   /s/ Gayle Neal                 By:   /s/ L.M.McDonald
   -----------------------------         ------------------------------
   Its                Secretary          Its                  President
      ---------------                        -----------------


                                     PRINCIPAL SHAREHOLDERS:


                                       /s/ Larry McDonald
                                     ----------------------------------
                                     LARRY MCDONALD



                                      /s/ Karen McDonald
                                     ---------------------------------
                                     KAREN MCDONALD

                                     MICHELE MCCARTHY REVOCABLE
                                     TRUST



                                     BY:  /s/ Michele R.McCathy, Trustee
                                        -----------------------------


                                     PATRICK MCDONALD LIVING
                                     TRUST



                                     BY:  /s/ L. M. McDonald
                                        -----------------------------

                                     GAI FAMILY TRUST B


                                     BY:  /s/ Karen F. McDonald, Trustee
                                        -----------------------------


                                     GAI FAMILY TRUST C



                                     BY:  /s/ Karen F.McDonald, Trustee
                                        ------------------------------

                                        /s/ James V. Stewart
                                     ---------------------------------
                                     JAMES V. STEWART



                                     ---------------------------------
                                     UMBERTO BIZZARRI



                                       /s/ Frederick O.Paulsell, Jr.
                                     ---------------------------------
                                     FREDERICK O. PAULSELL, JR



                                     PINCO PALLINO, INC.


                                     BY:
                                        ------------------------------


                                    THE LAWRENCE MCDONALD CHARITABLE REMAINDER
                                    UNITRUST



                                    BY:   /s/ L. M. McDonald
                                       --------------------------------
                                         Lawrence McDonald, Trustee

                                   THE KAREN MCDONALD CHARITABLE
                                   REMAINDER UNITRUST



                                   BY:  /s/ Karen F. McDonald, Trustee
                                      ---------------------------------
                                        Karen F. McDonald, Trustee

AFC:


ATTEST:                            AFC ENTERPRISES, INC.



By:   /s/  ??????                  By:   /s/ ????????????
   ----------------------------       --------------------------------
  Its   Assistant     Secretary         Its  Executive Vice President
     -----------------                     ----------------

[CORPORATE SEAL]


                                   MERGERCO


ATTEST:                            AFC ACQUISITION CORP.



By:                                By:
   ----------------------------        ---------------------------------

  Its   Assistant Secretary           Its  Exercutive Vice   President
     -------------                        -----------------


[CORPORATE SEAL]

                                  EXHIBIT LIST
                                  ------------


     A         Disclosure Statement

     B         Shareholders Agreement


                       DISCLOSURE STATEMENT SCHEDULE LIST
                       ----------------------------------



     1.c.        Distribution Schedule Among SCC Shareholders
     1.f.(2)     SCC 1998 Business Plan
     6.a.        Foreign Qualifications of SCC
     6.b.        Foreign Qualifications of Best
     6.c.        Foreign Qualifications of Italia
     6.f.        SCC Capitalization
     6.h.        Financial Statements
     6.i.        Company-Owned Cafes
     6.j.        Other Premises
     6.k.        Liens and Encumbrances
     6.k(1)      Furniture, Fixtures and Equipment
     6.k(2)      Computer Assets
     6.k(3)      Operating Assets
     6.k(4)      Accounts Receivable
     6.k(5)      Premises Leases
     6.k(6)      Owned Premises
     6.k(7)      Machinery, Vehicle and Equipment Leases
     6.l         License Fees
     6.m.        Taxes
     6.n.        Premises Conditions
     6.p.        Potential Liens
     6.q.        Compliance with Laws
     6.s.        Actions and Proceedings
     6.t.i.      Marks
     6.t.ii.     Copyrights
     6.t.iii.    Trade Secrets and Trade Dress
     6.t.v.      Proprietary Right Assignments
     6.t.vi.     Proprietary Right Ownership Notices
     6.t.vii.    Unprotected Disclosures
     6.t.viii.   Proprietary Right Infringement Claims
     6.t.ix      Infringements and Dilutions
     6.t.xii.    Employee Proprietary Right Claims
     6.u.i.      Franchise Agreements
     6.u.ii.     Franchise Applications
     6.u.iv.     Franchise Agreement Defaults
     6.u.ix.     Required Policies
     6.u.x.      Application of Rebates
     6.u.xi.     Terminated Cafes
     6.v.i.      Development Agreements
     6.v.ii.     Development Agreement Applications

     6.v.iv.     Development Agreement Defaults
     6.w.i.      Advertising Fund Assets
     6.x.        Regional Cooperatives
     6.z.        Contract Defaults
     6.aa.       Licenses
     6.bb.       Employees and Labor Matters
     6.cc.       Interest in Franchisees, Developers, Suppliers, Restaurants and
                 Competitors
     6.dd.       Benefit Plans
     6.ee.       Environmental Compliance
     6.gg.       Insurance
     6.ii        Brokers
     6.ll.       Suppliers